ORIGINATOR PURCHASE AND CONTRIBUTION AGREEMENT

                          Dated as of January 15, 1999

                                  By and Among

                      AMERICAN ENTERPRISE SOLUTIONS, INC.,

                     as Primary Servicer and an Originator

                Each of the Parties Named Herein as Originators

                                      and

                         AES FUNDING CORP., as Company

ALL THE RIGHT, TITLE AND INTEREST OF THE COMPANY IN AND TO, ALL BENEFITS OF THE COMPANY UNDER AND ALL MONIES DUE OR TO BECOME DUE TO THE COMPANY UNDER OR IN CONNECTION WITH, THIS AGREEMENT HAVE BEEN ASSIGNED TO HCR POOL III FUNDING CORPORATION (THE "LENDER"), AS COLLATERAL SECURITY FOR ANY AND ALL OBLIGATIONS OF THE COMPANY PURSUANT TO A LOAN AND SECURITY AGREEMENT DATED AS OF JANUARY 15, 1999 BETWEEN THE COMPANY, THE LENDER, HEALTHCARE CAPITAL RESOURCES, INC. AND ACCELERATED RECEIVABLES MANAGEMENT, LTD.


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I
DEFINITIONS; CONSTRUCTION....................................................  1
        ss. 1.01. CERTAIN DEFINED TERMS......................................  1
        ss. 1.02. OTHER TERMS................................................ 13
        ss. 1.03. INTERPRETIVE PROVISIONS.................................... 14

ARTICLE II

TERMS OF THE PURCHASES AND CONTRIBUTIONS..................................... 15
        ss. 2.01. SALE, CONTRIBUTION AND PURCHASE OF ACCOUNTS................ 15
        ss. 2.02. ACCOUNT INFORMATION AND TRANSFERRED BATCH DETERMINATION.... 15
        ss. 2.03. THE TRANSFERS.............................................. 15
        ss. 2.04. COLLECTION AND PAYMENT PROCEDURES.......................... 16
        ss. 2.05. ALLOCATION OF SERVICER RESPONSIBILITIES.................... 16

ARTICLE III

INSURER PAYMENT MECHANICS;
GOVERNMENTAL ENTITIES PAYMENT MECHANICS;
EOB'S; MISDIRECTED PAYMENTS.................................................. 17
        ss. 3.01. INSURER PAYMENT MECHANICS.................................. 17
        ss. 3.02. GOVERNMENTAL ENTITIES PAYMENT MECHANICS.................... 18
        ss. 3.03. MISDIRECTED PAYMENTS: EOB'S................................ 19
        ss. 3.04. UNIDENTIFIED PAYMENTS: COMPANY'S RIGHT OF PRESUMPTION...... 19
        ss. 3.05. NO RIGHTS OF WITHDRAWAL.................................... 20

ARTICLE IV
CONDITIONS OF PURCHASES...................................................... 20

        ss. 4.01. CONDITIONS PRECEDENT ON THE INITIAL TRANSFER DATE.......... 20
        ss. 4.02. CONDITIONS PRECEDENT ON ALL TRANSFER DATES................. 22

ARTICLE V

REPRESENTATIONS AND WARRANTIES; COVENANTS;
EVENTS OF TERMINATION; SERVICER TERMINATION EVENTS........................... 23
        ss. 5.01. REPRESENTATIONS AND WARRANTIES............................. 23
        ss. 5.02. COVENANTS.................................................. 28
        ss. 5.03. EVENTS OF TERMINATION...................................... 35

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                                                                            Page
                                                                            ----
        ss. 5.04. SERVICER TERMINATION EVENTS................................ 40
        ss. 5.05. REMEDIES................................................... 41

ARTICLE VI

INDEMNIFICATION;
GRANT OF SECURITY INTEREST................................................... 42
        ss. 6.01. INDEMNIFICATION AND SET-OFF RIGHTS FOR
                     DENIED ACCOUNTS......................................... 42
        ss. 6.02. INDEMNITIES BY THE ORIGINATOR.............................. 43
        ss. 6.03. RIGHT OF SET-OFF........................................... 44
        ss. 6.04. GRANT OF SECURITY INTEREST................................. 44

ARTICLE VII

MISCELLANEOUS................................................................ 45
        ss. 7.01. AMENDMENTS. ETC. .......................................... 45
        ss. 7.02. NOTICES. ETC. ............................................. 45
        ss. 7.03. ASSIGNABILITY.............................................. 46
        ss. 7.04. FURTHER ASSURANCES......................................... 46
        ss. 7.05. COSTS AND EXPENSES......................................... 46
        ss. 7.06. CONFIDENTIALITY............................................ 47
        ss. 7.07. TERM AND TERMINATION....................................... 48
        ss. 7.08. SALE TREATMENT............................................. 48
        ss. 7.09. GRANT OF SECURITY INTEREST................................. 48
        ss. 7.10. NO LIABILITY OF THE COMPANY................................ 49
        ss. 7.11. ATTORNEY-IN-FACT........................................... 49
        ss. 7.12. ENTIRE AGREEMENT: SEVERABILITY............................. 49
        ss. 7.13. GOVERNING LAW.............................................. 49
        ss. 7.14. WAIVER OF JURY TRIAL OF JURY TRIAL AND VENUE............... 49
        ss. 7.15. EXECUTION IN COUNTERPARTS.................................. 50
        ss. 7.16. NO PROCEEDINGS............................................. 50
        ss. 7.17. SURVIVAL OF TERMINATION.................................... 50
        ss. 7.18. ADDITION. REMOVAL AND SUSPENSION OF ORIGINATORS............ 50
        ss. 7.19. JOINT AND SEVERAL LIABILITY: ORIGINATORS................... 52
        ss. 7.20. ACCOUNTING INFORMATION..................................... 53

                                      -ii-

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EXHIBITS

Exhibit I       Receivable Information
Exhibit II-A    Form of Notice to Governmental Entities
Exhibit II-B    Form of Notice to Insurers
Exhibit 111     Interface Between Master Servicer and the Originators
Exhibit IV      Primary Servicer Responsibilities
Exhibit V-A Form of Opinion of Originators' Counsels with Respect to the Patient Consent Form
Exhibit V-B Form of Opinion of Originators' and Company's Counsel with Respect to Certain Corporate Matters
Exhibit V-C     Form of Opinion of Originators' Counsel
                with Respect to Certain Bankruptcy Matters
Exhibit VI      Form of Depositary Agreement

SCHEDULES

Schedule I      Credit Policy
Schedule 11     Disclosures
Schedule 111    Lockbox Information
Schedule IV     Designated Obligors

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     THIS ORIGINATOR PURCHASE AND CONTRIBUTION AGREEMENT (as amended, restated, modified or supplemented from time to time in accordance with its terms, this "AGREEMENT") is made as of this 15th day of January, 1999 by and among AMERICAN ENTERPRISE SOLUTIONS, INC., a Florida corporation (together with its corporate successors and assigns, the "PRIMARY SERVICE"), each of the parties executing a signature page hereto as an Originator from time to time (each, including the Primary Servicer, together with each one's corporate successors and assigns, an "ORIGINATOR" and, collectively, the "ORIGINATORS") and AES FUNDING CORP., a Delaware corporation (together with its successors and assigns, the "COMPANY").

     WHEREAS, each Originator wishes to sell or contribute to the Company on a continuing basis all of its healthcare receivables; and

     WHEREAS, the Company is prepared to purchase or to accept the contribution of such healthcare receivables on the terms and subject to the conditions set forth herein; and

     WHEREAS, HCR Pool III Funding Corporation (together with its successors and assigns, the "LENDER"') is prepared to fund purchases of such receivables on the terms and subject to the conditions set forth in that certain Loan and Security Agreement dated as of January 15, 1999 among the Lender, Healthcare Capital Resources, Inc., Accelerated Receivables Management Ltd. and the Company (as amended, modified or supplemented from time to time, the "LSA") and in reliance by the Lender upon Originators' representations, warranties, covenants and other agreements hereunder.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                      ARTICLE I DEFINITIONS; CONSTRUCTION

     ss. 1.01. CERTAIN DEFINED TERMS. As used in this Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to the singular, plural, masculine, feminine and neuter forms of the terms defined):

     "ACCOUNT INFORMATION" has the meaning set forth in Section 2.02 hereto.

     "ACCOUNTS" means any and all accounts, accounts receivable, contract rights, instruments, documents, chattel paper, general intangibles and all other obligations, including the third-party reimbursable or the third-party directly payable portion of healthcare accounts receivable, owing or to be owing to an Originator for the payment of money, arising out of any sale or lease of medical products and supplies or rendition of medical, surgical, diagnostic or other professional medical services in the ordinary course of business by any Originator and under any trade names of any Originator, whether now existing or hereafter arising, including all rights to reimbursement under any agreements with and payments from Obligors, customers, patients, residents or other Persons, all rights, remedies, guaranties, insurance, security interests and Liens in respect of the foregoing, all books, records (other than confidential medical records) and other Property evidencing or related to the foregoing and all proceeds of any of the foregoing.

     "ACCOUNTS RECEIVABLE TURNOVER" means, at any date, for the 12-month period then most recently ended, the product obtained by multiplying (a) the quotient obtained by dividing (i) aggregate Accounts of the Originators as of such date, by (ii) aggregate gross revenue of the Originators for the 1 2-month period then ended, by (b) 365 days.

     "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "AGENT" means (i) Healthcare Capital Resources, Inc., or (ii) any other Person then identified by the Company to the Originators as being authorized to provide administrative services with respect to the Company and the Company's purchase, funding and collection of healthcare receivables.

     "AGREEMENT" has the meaning set forth in the preamble hereto.

     "ANTICIPATED LIQUIDATION VALUE" means, with respect to each Designated Class of Eligible Accounts on the date of purchase thereof, the amount of the gross unpaid amount of such Accounts, which is anticipated to be actually collected. Such Anticipated Liquidation Value is exclusive of any sales, use, gross receipts or other similar taxes and any interest or penalties relating thereto payable with respect to any such Account or the related goods or services, and shall have deducted from it, without duplication, (x) the historical average amount for the Originators of contractual allowances, as calculated by an Independent Public Accountant, (y) an amount determined by an Independent Public Accountant that reflects the actual collection experience of the Originators (but which shall not reflect credit losses with respect to the Designated Class to which such Account belongs) and (z) an amount determined by an Independent Public Accountant that reflects set-offs, actual or potential, against Accounts payable by Governmental Entities. The initial Anticipated Liquidation Values have been set forth on SCHEDULE IV to this Agreement; the Anticipated Liquidation Values may be modified from time to time by the Agent upon not less than three (3) Business Days notice to the Originators, in its sole and absolute discretion, which shall be binding absent bad faith or willful misconduct.

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     "BATCH ACCOUNT", means an Account that is included in a Transferred Batch, but excludes a Denied Account for which the Repurchase Price has been received by the Company.

     "BATCHING DEADLINE" means 11:00 a.m. New York City time, on Tuesday of each week commencing the week prior to the Initial Purchase Date, or if such day is not a Business Day, the immediately preceding Business Day.

     "BILLING DATE" means, with respect to any Account, the date set forth on the related invoice or statement.

     "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York City, New York.

     "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of all expenditures (including, without limitation, obligations created under Capital Leases in the year in which created but excluding payments made thereon) of any Person in respect of the purchase or other acquisition of fixed or capital assets.

     "CAPITAL LEASE" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, the obligations of which are required, in conformity with GAAP, to be capitalized on the balance sheet of that Person.

     "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC ss. 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 USC 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

     "CHAMPVA" means the Civilian Health and Medical Program of Veterans
Affairs.

     "CHANGE OF CONTROL" means (a) the sale, lease or transfer of all or substantially all of the assets of an Originator to any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (b) the

                                       3
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liquidation or dissolution of (or the adoption of a plan of liquidation by) an
Originator; (c) the acquisition by any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of a direct or indirect majority interest (more than 51 %) of the voting stock of an Originator by way of merger or consolidation or otherwise; or (d) any transaction the result of which is that any Person or group (as such term is defined in Section 1 3(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owns, directly or indirectly, more of the voting stock of an Originator than is owned on the date hereof.

     "CLOSING DATE" means February 5, 1999.

     "COLLECTION BANK" means First Union National Bank, as collecting bank under the Depositary Agreement.

     "COLLECTIONS" means all cash collections, checks, drafts, wire transfers, electronic funds transfers, other instruments and other cash proceeds of Accounts deposited in the Company Lockbox Account, including, without limitation, all cash proceeds of any related security with respect thereto.

     "COMPANY" has the meaning set forth in the preamble hereto.

     "COMPANY LOCKBOX" means the lockbox set forth on SCHEDULE III hereto to receive checks and EOB's with respect to Accounts payable by Insurers.

     "COMPANY LOCKBOX ACCOUNT"' means the lockbox account set forth on SCHEDULE III hereto associated with the Company Lockbox established by the Company to deposit Collections from non-Governmental Entities, including Collections received in the Company Lockbox and Collections received by wire transfer directly from Insurers, all as more fully set forth in the Depositary Agreement.

     "CREDIT POLICY" means those receivables credit and collection policies and practices of the Originators in effect on the date of this Agreement and set forth in SCHEDULE I hereto, as modified from time to time with the prior written consent of the Company.

     "DEBT" means as to any Person (without duplication): (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase or acquisition price of property or services (other than trade accounts payables in the ordinary course of business), (iv) all Capital Leases of such Person, (v) all Debt of others directly or indirectly Guaranteed (which term shall not include endorsements in the ordinary course of business) by such Person, (vi) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such Person (but

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only to the extent of the value of such property), and (vii) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptance and similar instruments.

     "DEFAULTED ACCOUNT" means a Batch Account (a) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in Section 5.03(i) or (b) which, consistent with the Credit Policy, would be, but for the sale thereof hereunder, written off the applicable Originator's books as uncollectible.

     "DELINQUENCY RATIO" means, as of the last Business Day of each month, a percentage equal to:

                                       DR
                                       ---
                                       OPP

where:

     DR= The Anticipated Liquidation Value of all Purchased Accounts which became Delinquent Accounts in the four week period immediately prior to the date of calculation.

    0PP= The average Outstanding Purchase Price (calculated as the arithmetic average of all daily balances) of all Purchased Accounts in the four week period immediately prior to the date of calculation.

     "DELINQUENT ACCOUNT" means a Batch Account (a) that has not been paid in fully on or following the 180th day following the date of original invoicing thereof, or (b) that is a Denied Account.

     "DENIED ACCOUNT" has the meaning set forth in Section 6.01 hereto.

     "DEPOSITARY AGREEMENT' means that certain Depositary Agreement, dated the date hereof, among each of the Originators, the Company, the Lender, the Agent and the Collecting Bank, in substantially the form attached hereto as EXHIBIT VI, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

     "DESIGNATED CLASS" means each class of Accounts listed on SCHEDULE IV to this Agreement, as such schedule may be updated from time to time by the Agent.

     "DESIGNATED OBLIGOR" means each Obligor listed on SCHEDULE IV to this Agreement, as such schedule may be updated from time to time by the Agent.

                                       5
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     "DOCUMENTS" means this Agreement, the LSA, the Depositary Agreement, and each other document or instrument now or hereafter executed and delivered to the Company by or on behalf of any Originator pursuant to or in connection herewith or therewith.

     "DOLLAR" and the sign "$' means lawful money of the United States of America.

     "EBITDA" means, for any period, the sum (determined without duplication on a consolidated basis) for the Originators and Subsidiaries of (a) net income (or net loss) of the Originators and Subsidiaries (calculated before extraordinary items), PLUS (b) Group Interest Expense for such period deducted in the determination of such net income (or net loss) PLUS (c) depreciation, amortization and other noncash items for such period to the extent included in the determination of net income (or net loss) PLUS OR MINUS (d) all taxes accrued for such period on or measured by income to the extent deducted or credited in determining such net income (or net loss) MINUS OR PLUS (e) gains (or losses) from asset dispositions outside of the normal course of business to the extent included in determining such net income (or net loss).

     "ELIGIBILITY CRITERIA" has the meaning specified in the LSA as such Eligibility Criteria may be modified from time to time by the Lender upon Written Notice to the Primary Servicer.

     "ELIGIBLE ACCOUNTS" has the meaning specified in the LSA.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of 3(3) of ERISA maintained by any Originator or any ERISA Affiliate, or with respect to which any of them have any liability.

     "EOB" means the explanation of benefit from an Obligor that identifies the services rendered on account of the Batch Account specified therein.

     "EQUITY" means the amount, in conformity with GAAP, set forth on the balance sheet of an Originator as equity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any entity which is under common control with any Originator within the meaning of ERISA or which is treated as a single employer with any Originator under the Internal Revenue Code of 1986, as amended.

     "EVENT OF TERMINATION" means any of the events specified in Section 5.03 hereto.

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     "FACILITY TERMINATION DATE" means the earlier of (a) the "Maturity Date"
under the LSA and (b) the date of delivery of notice of the occurrence of a Group-Wide Event of Termination, if required pursuant to Section 5.05 hereof, or the date of occurrence of an Event of Termination if no notice is required, unless such event is waived by the Company in writing.

     "FINAL PAYMENT DATE" means the first Settlement Date following the Settlement Period in which final collection has been received for all Purchased Accounts or such Purchased Accounts have become Repurchased Accounts or Defaulted Accounts.

     "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or the rules and regulations of the Securities and Exchange Commission or their respective successors and which are applicable in the circumstances as of the date in question.

     "GOVERNMENTAL ENTITY" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42 U.S.C. 1395 et seq.), including payments under Medicare, Medicaid, and CHAMPUS/Champva, and payments administered or regulated by HCFA.

     "GROUP CAPITAL EXPENDITURE" means, for any period, the Capital Expenditures of the Originators and Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "GROUP DEBT SERVICE COVERAGE RATIO" means, for any period, the quotient obtained by dividing (i) Group EBITDA BY (ii) Group Interest Expense.

     "GROUP EBITDA" means, for any period, the EBITDA of the Originators and Subsidiaries for such period, determined on a consolidated basis in accordance with GMP.

     "GROUP INTEREST EXPENSE" means, for any period, the Interest Expense of the Originators and Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "GROUP NET WORTH" shall mean at any date of determination, an amount equal to (a) the total assets of the Originators and Subsidiaries on a consolidated basis MINUS (b) the total liabilities of the Originators and Subsidiaries on a consolidated basis.

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     "GROUP TOTAL NET INCOME" means, for any period, the total Net lncome of the
Originators and Subsidiaries for such period, determined on a consolidated basis.

     "GROUP-WIDE EVENT OF TERMINATION" has the meaning set forth in Section
5.03.

     "GROUP-WIDE ORIGINATORS" means as of any date of determination, the Originators responsible in the aggregate for the sale or contribution to the Company of more than 25% of the Batch Accounts (whether or not purchased) in the prior 90 days (or the number of days from the date of this Agreement to such date of determination, if less than 90 days)

     "GROUP-WIDE SEVICER TERMINATION EVENT" has the meaning set forth in Section 2.05(b).

     "HCFA" means the Health Care Financing Administration of the United States Department of Health and Human Services.

     "INDEMNIFED AMOUNTS" has the meaning set forth in Section 6.02 hereto.

     "INDEMNIFED PARTY" has the meaning set forth in Section 6.02 hereto.

     "INDEPENDENT PUBLIC ACCOUNTANT" means any of (i) Arthur Andersen & Co.,
(ii) Deloitte & Touche LLP, (ii) Ernst & Young, (iv) KPMG Peat Marwick, (v) PricewaterhouseCoopers LLP, (vi) Grant Thorton and (vii) any other firm of independent accountants of national or regional reputation which is a member of American Institute of Certified Public Accountants reasonably acceptable to the Company; provided that such firm is independent of the Company, the Agent and the Master Servicer within the meaning of the Securities Act of 1933, as amended.

     "INITIAL TRANSFER DATE" means the date of the initial purchase or contribution of Accounts hereunder.

     "INSURER" means any Person which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations and health maintenance organizations. "Insurer" includes insurance companies issuing health or other types of insurance but does not include any individual guarantors.

     "LENDER" has the meaning specified in the LSA.

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

     "LENDER GROUP" means (i) the Lender, the Agent and the Master Servicer and
(ii) the Lender's agents, delegates, designees and assigns identified from time to time to effectuate this Agreement.

     "LIEN" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, judicial process or otherwise.

     "LOCKBOX" means either the Originator Lockbox or the Company Lockbox, as the context requires.

     "LOSS-TO-LIQUIDATION RATIO" means, as of the last Business Day of each month, a percentage equal to:

                                       DR
                                       --
                                       C

     where:

     DR= The Anticipated Liquidation Value of all Purchased Accounts which became Defaulted Accounts in the four week period immediately prior to the date of calculation.

      C= Collections in the four week period immediately prior to the date of calculation.

     "LSA" means the Loan and Security Agreement dated as of the date hereof among the Company as borrower, the Lender, the Agent and the Master Servicer as Administrative Agent for the Lender, as such agreement may be modified, supplemented or amended from time to time in accordance with its terms.

     "MASTER SERVICER" means Accelerated Receivables Management Ltd., and any other Person then identified by the Agent to the Originators, or the Primary Servicer on behalf of the Originators, as being authorized to administer and service Accounts.

     "MATERIAL ADVERSE EFFECT" means any event, condition, change or effect that
(a) has a materially adverse effect on the business, Properties, capitalization, liabilities, operations, prospects or financial condition of (i) the Originators on a consolidated basis, (ii) the Primary Servicer, or (iii) the Company, (b) materially impairs the ability of the Primary Servicer, the Originators or the Company to perform its obligations under this Agreement, (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Company (or the Lender as assignee of the

Company) under this Agreement, or (d) changes, or could reasonably be expected to change, the characterization and treatment of the sales of Accounts under this Agreement as something other than a true sale or transfer of ownership.

     "MISDIRECTED PAYMENT" means a payment made by an Obligor with respect to a Batch Account in a manner other than as provided in the Notice sent to such Obligor.

     "MULTIEMPLOYER PLAN" means a plan, within the meaning of ss. 3(37) of ERISA, as to which the Primary Servicer, any Originator or any ERISA Affiliate contributed or was required to contribute within the preceding five (5) years.

     "NET WORTH" means, with respect to an Originator at any date of determination, an amount in conformity with GMP equal to (a) the total assets of the Originator MINUS (b) the total liabilities of the Originator.

     "NOTICE" means a Notice to Governmental Entities or Notice to Insurers, as applicable.

     "NOTICE TO GOVERNMENTAL ENTITIES" means a notice letter on an Originator's corporate letterhead in substantially the form attached hereto as EXHIBIT II-A.

     "NOTICE TO INSURERS" means a notice letter on an Originator's corporate letterhead in substantially the form attached hereto as EXHIBIT II-B.

     "OBLIGOR" means the Insurer or Governmental Entity, as applicable, who is responsible for the payment of all or any portion of an Account.

     "ORIGINATOR" or "ORIGINATORS" has the meaning set forth in the preamble hereto.

     "ORIGINATOR LOCKBOX" means the lockbox set forth on SCHEDULE III hereto to receive checks and EOB's with respect to Accounts payable by Governmental Entities.

     "ORIGINATOR LOCKBOX ACCOUNT" means the account set forth on SCHEDULE III hereto in the name of the Originators and associated with the Originator Lockbox established and controlled by the Originators to deposit Collections with respect to Accounts payable by Governmental Entities, including Collections received in the Originator Lockbox and Collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a govenment or any political subdivision, instrumentality or agency thereof.

     "PRIMARY SERVICE" has the meaning set forth in the preamble hereto, if such Person is then authorized to perform the Primary Servicer Responsibilities pursuant to Section 2.05(b), or the Master Servicer, or any other Person then authorized to perform the Primary Servicer Responsibilities and any Originator that is acceptable to the Agent to provide Primary Servicer Responsibilities.

     "PRIMARY SERVICER ACCOUNT" means account #2090002593646 of the Primary Servicer at First Union National Bank, ABA # ,__________________ [address], or such other bank account designated by the Primary Servicer by Written Notice to the Master Servicer, the Company and the Agent from time to time, as the account for receipt of proceeds on behalf of the Originators.

     "PRIMARY SERVICER RESPONSIBILITIES" has the meaning set forth in Section 2.05(b) hereto.

     "PROPERTY" means property of all kinds, movable, immovable, corporeal, incorporeal, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

     "PROPOSED ELIGIBLE ACCOUNTS" has the meaning set forth in Section 2.02 hereto.

     "PURCHASE PRICE" means, with respect to Accounts in each Purchased Batch, the aggregate Anticipated Liquidation Value of the Accounts.

     "PURCHASED BATCH" has the meaning set forth in Section 2.02(b) hereto.

     "PURCHASED ACCOUNT" means an Account that has been purchased by the Company.

     "REAL ESTATE SALE" means the completed sale of the Parkside Hospital to Simon Sinnreich and Stephen R. Bracciale.

     "REPURCHASE PRICE" means an amount equal to (x) the Purchase Price of such Denied Account, MINUS (y) any cash received from the Obligor in the Company Lockbox Account with respect to such Denied Account, PLUS (z) interest on such amount calculated at the interest rate then in effect under the LSA (or the maximum rate legally permitted if less than such rate) on the average outstanding difference between clauses

(x) and (y) from and including the Business Day following the Transfer Date of such Denied Account to the date the Repurchase Price is received by the Company.

     "SEVICER TERMINATION EVENT" means any of the events specified in Section 5.04.

     "SETTLEMENT DATE" means Thursday of each week; or if such day is not a Business Day, the next succeeding Business Day; PROVIDED, THAT, if, following the occurrence of an Event of Termination, the Company shall have selected a period shorter than one week as the Settlement Period, the Settlement Date shall mean the fifth (5th) Business Day following the end of each such Settlement Period.

     "SETTLEMENT PERIOD" means the period beginning on Saturday of each week and ending on the Friday of the following week; PROVIDED, THAT notwithstanding the foregoing, the first Settlement Period shall be the period beginning on the Initial Transfer Date and ending on the Friday of the following week; and PROVIDED, FURTHER, that following the occurrence of an Event of Termination, the Company may from time to time, by notice to the Primary Servicer on behalf of the Originators, select a shorter period as the Settlement Period.

     "SUBSIDIARY" means, with respect to any Originator, any corporation or entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Originator.

     "TOTAL COLLECTIONS" means, as to each Transferred Batch, the sum of all Collections, Repurchase Prices and Indemnified Amounts (representing the amount of the Repurchase Price) distributed to and received by the Company with respect thereto.

     "TRANSFER DATE" means any Business Day on which Accounts are sold or contributed to the Company by an Originator.

     "TRANSFERRED BATCH" has the meaning set forth in Section 2.02 hereto.

     "TRANSMISSION" means, upon establishment of computer interface between the Originators and the Master Servicer in accordance with the specifications established by the Master Servicer, the transmission of Account Information through computer interface to the Master Servicer, and prior to such time (not to exceed 60 days from the Initial Transfer Date) by facsimile or overnight courier, all in a manner satisfactory to the Master Servicer.

     "UCC' means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

     "WRITTEN NOTICE" and "IN WRITING" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

     ss.1.02. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All references herein to "consolidated" financial data or to financial data of the Originators on a "consolidated basis" shall be deemed to be the applicable financial data of each Originators and its Subsidiaries consolidated in conformity with GAAP. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by an Originator's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event such changes shall be followed in defining such accounting terms only after the Originators and the Company shall have agreed to amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     ss. 1.03. INTERPRETIVE PROVISIONS. (a) Any pronoun used shall be deemed to cover all genders and the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The terms "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provisions, section, paragraph or subdivision. Subsection, Section, Schedule and Exhibit, references are to this Agreement unless otherwise specified.

     (c) The term "including" is not limiting and means "including but without limitation."

     (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

     (e) The headings, section titles, table of contents and list of exhibits and schedules appear as a matter of convenience only and shall not affect the interpretation of this Agreement.

     (f) Unless otherwise provided herein, (i) all references to any instruments or agreements, including, without limitation, references to this Agreement any of the other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, but only to the extent such amendments and other modifications or extensions and renewals are not prohibited by the terms of any Document and (ii) all references to any statute or regulation shall be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (g) This Agreement and the other Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

     (h) This Agreement and the other Documents are the result of negotiations among and have been reviewed by counsel to the Borrower, the Agent, the Lender and the Master Servicer, and are the product of all parties. Accordingly, they shall not be construed against the Lender or the Agent merely because of the Lender's or the Agent's involvement in their preparation.

                                   ARTICLE II

                    TERMS OF THE PURCHASES AND CONTRIBUTIONS

     ss. 2.01. SALE, CONTRIBUTION AND PURCHASE OF ACCOUNTS. On each Transfer Date until the Facility Termination Date and on the terms and conditions set forth herein, each Originator agrees to sell, without recourse except to the extent expressly provided herein, or contribute all of such Originator's Accounts to the Company, and the Company agrees to purchase or accept such contribution of all of such Originator's Accounts.

     ss. 2.02. ACCOUNT INFORMATION AND TRANSFERRED BATCH DETERMINATION. (a)
On each Business Day after the Initial Transfer Date, the Primary Servicer, on behalf of the Originators, shall provide the Master Servicer by Transmission the information listed on EXHIBIT I hereto (as such Exhibit may be modified by the Company from time to time, the "ACCOUNT INFORMATION") with respect to all new Accounts. The Primary Servicer shall also designate those new Accounts that it has determined constitute Eligible Accounts (the "PROPOSED ELIGIBLE ACCOUNTS") and those new Accounts that it has determined do not constitute Eligible Accounts.

     (b) All Proposed Eligible Accounts for which Account Information has been received by the Master Servicer between the prior Batching Deadline and the current Batching Deadline shall be reviewed by the Lender Group. On or prior to each Transfer Date, the Company or the Agent shall prepare a list of all Proposed Eligible Accounts delineating those Proposed Eligible Accounts that the Company will purchase on the Transfer Date (a "PURCHASED BATCH", and together with the remaining Proposed Eligible Accounts and all other Accounts that are not Eligible Accounts that will not be purchased and instead will be contributed to the Company, the "TRANSFERRED BATCH").

     ss. 2.03. THE TRANSFERS. (a) On each Transfer Date, (i) subject to satisfaction of the applicable conditions set forth in Article IV the Company shall pay to the Primary Servicer for the benefit of the Originators in same day funds, at the Primary Servicer Account, an amount equal to the Purchase Price of the Purchased Batch, and (ii) each Originator will contribute to the capital of the Company all other Accounts in the Transferred Batch. The Primary Servicer shall remit the proceeds of the Purchase Price of the Purchased Batch to the applicable Originators in accordance with their respective interests.

     (b) Effective on each Transfer Date, in consideration of the Purchase Price and other good and valuable consideration, each Originator hereby sells, contributes, assigns and conveys to the Company and the Company hereby purchases and accepts, as absolute owner, all right, title and interest in and to the Batch Accounts purchased or contributed on such Transfer Date.

     ss. 2.04. COLLECTION AND PAYMENT PROCEDURES. (a) COLLECTIONS ON THE TRANSFERRED BATCH. The Company, as absolute owner of the Batch Accounts, shall be entitled with respect to each Transferred Batch, (i) to receive all Collections on such Transferred Batch, and (ii) to have and to exercise any and all rights (x) to collect, record, track and take all actions to obtain Collections with respect to each Batch Account payable by Persons other than Governmental Entities, and (y) to the extent permitted law and in a manner consistent with all applicable laws and regulations, to record, track and take all actions to obtain Collections with respect to each Batch Account payable by Governmental Entities.

     (b) COLLECTIONS NOT PART OF A PURCHASED BATCH. On each Settlement Date, and provided that (i) the Originators shall have paid all amounts then due and owing to the Company under this Agreement, (ii) the Originators, or the Primary Servicer on behalf of the Originators, shall have successfully sent by Transmission to the Master Servicer all information required with respect to the Batch Accounts for the immediately preceding Settlement Period, and (iii) no Event of Termination shall have occurred and be continuing, the Company shall pay or turn over, as the case may be, to the Primary Servicer for the benefit of the Originators any and all cash collections or other cash or non-cash proceeds received by the Company during the immediately preceding Settlement Period with respect to Accounts that are not part of any Purchased Batch. The Primary Servicer shall remit such cash and proceeds to the applicable Originators in accordance with their respective interests therein.

     (c) DISTRIBUTIONS ON EACH SETTLEMENT DATE. On each Settlement Date and with respect to each Transferred Batch, Total Collections shall be distributed to the Company.

     ss. 2.05. ALLOCATION OF SERVICER RESPONSIBILITIES. (a) Administration of purchases, Collections and other transactions pertaining to each Transferred Batch shall be performed by the Master Servicer in a manner consistent with the terms of this Agreement. The responsibilities of each Originator to the Master Servicer have been set forth in EXHIBIT III attached hereto. Each Originator shall cooperate fully with the Primary Servicer and the Master Servicer in establishing and maintaining the Transmission of the Account Information, including, without limitation, the matters described in EXHIBIT III, and shall provide promptly to the Master Servicer such other information, to the extent available and otherwise permitted to be provided under applicable law and regulation, that may be necessary or desirable for the administration of Collections on the Batch Accounts as may be requested from time to time.

     (b) The Company hereby appoints each Originator as its agent for the administration and servicing obligations set forth in EXHIBIT IV hereto with respect to the Accounts sold or transferred by such Originator to the Company hereunder (the "PRIMARY SERVICER RESPONSIBILITIES"), and each Originator hereby accepts such appointment and agrees to perform the Primary Servicer Responsibilities. Each of the Originators hereby contracts its Primary Servicer Responsibilities to the Primary Servicer and appoints the Primary Servicer to act as its agent hereunder, PROVIDED, HOWEVER, that such contracting and appointment shall not relieve any Originator from any of its duties, responsibilities, liabilities and obligations resulting or arising hereunder. The Primary Servicer hereby accepts such appointment and agrees to perform the Primary Servicer Responsibilities on behalf of the Originators. Each of the Originators, the Primary Servicer and the Company hereby acknowledge that the Primary Servicer's appointment is subject to and limited by the Lender's appointment of the Company as its agent for performance of the Primary Servicer Responsibilities under the LSA and the Lender's rights thereunder to replace the Company. The Company may, at any time following the occurrence of a Servicer Termination Event (and shall, without requirement of notice to any party, upon a Servicer Termination Event resulting from the events described in Section 5.03(9) or 0)) appoint another Person to succeed the Primary Servicer as its agent for performance of the Primary Servicer Responsibilities. The Company may, at any time following the occurrence of one or more Servicer Termination Events (and may, without requirement of notice to any party, upon one or more Servicer Termination Events resulting from the events described in Section 5.03(9) or
(j)) affecting the Group-Wide Originators (in each case, a "GROUPWIDE SERVICER TERMINATION EVENT"), designate the Master Servicer or any other Person to succeed the Primary Servicer as its agent for performance of the Primary Servicer Responsibilities.

                                   ARTICLE III
                           INSURER PAYMENT MECHANICS;
                    GOVERNMENTAL ENTITIES PAYMENT MECHANICS;
                          EOB'S; MISDIRECTED PAYMENTS

     ss. 3.01. INSURER PAYMENT MECHANICS. (a) On or prior to the Initial Transfer Date, each of the Primary Servicer, the Originators, the Company, the Lender, and the Collecting Bank shall have entered into the Depositary Agreement and shall have caused the Collecting Bank to establish the Company Lockbox and the Company Lockbox Account.

     (b) On or prior to the Initial Transfer Date, each Originator shall prepare, execute and deliver to each Designated Obligor who is an Insurer, with copies to the Company and the Agent, a Notice to Insurers addressed to each such Insurer, which Notice to Insurers shall state that all present and future Accounts owing to such Originator have been and will be transferred to the Company and that all checks and EOB's from such Insurer on account of Accounts shall be sent to the Company Lockbox and all wire transfers from such Insurer on account of Accounts shall be wired directly into the Company Lockbox Account.

     (c) Each Originator covenants and agrees that, on and after the Initial Transfer Date, all invoices (and return envelopes, if provided by such Originator) that are sent to Designated Obligors who are Insurers shall set forth only the address of the Company Lockbox as a return address for payment of Accounts and delivery of EOB's, and only the Company Lockbox Account with respect to wire transfers for payment of Accounts. Each Originator hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Insurers with respect to Collections, wire transfers and EOB's.

     ss. 3.02. GOVERNMENTAL ENTITIES PAYMENT MECHANICS. (a) On or prior to the Initial Transfer Date, each of the Primary Servicer, the Originators, the Company, the Lender, and the Collecting Bank shall have entered into the Depositary Agreement, and the Originators shall have caused the Collecting Bank to establish the Originator Lockbox and the Originator Lockbox Account.

     (b) On or prior to the Initial Transfer Date, each Originator shall prepare, execute and deliver to each Designated Obligor who is a Governmental Entity, or its fiscal intermediary, with copies to the Company and the Agent, a Notice to Governmental Entities addressed to each such Governmental Entity, which Notice to Governmental Entities shall provide that all checks and EOB's from Governmental Entities on account of Accounts shall be sent to the Originator Lockbox and all wire transfers on account of Accounts shall be wired directly into the Originator Lockbox Account.

     (c) Each Originator covenants and agrees that, on and after the Initial Transfer Date, all invoices that are sent to Designated Obligors who are Governmental Entities (and return envelopes, if provided by such Originator) shall set forth only the address of the Originator Lockbox as a return address for payment of Accounts and delivery of EOB's, and only the Originator Lockbox Account with respect to wire transfers for payment of Accounts. Each Originator hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Governmental Entities with respect to Collections, wire transfers and EOB's.

     (d) The Originators shall maintain the Originator Lockbox and the Originator Lockbox Account solely and exclusively for the receipt of payments on account of Accounts (and delivery of EOB's) from Governmental Entities. The Originators and the Primary Servicer shall take all actions necessary to ensure that no payments from any Person other than a Governmental Entity shall be deposited in the Originator Lockbox Account.

     ss. 3.03. MISDIRECTED PAYMENTS: EOB'S. (a) In the event that an
Originator receives an EOB or a Misdirected Payment in the form of a check, such Originator shall immediately send such Misdirected Payment by overnight delivery service to the appropriate Company Lockbox or Originator Lockbox, as the case may be, together with the EOB and the envelope in which such payment was received. In the event an Originator receives a Misdirected Payment in the form of cash or a wire transfer to an account oth than the Originator Lockbox Account, such Originator shall immediately wire transfer the amount of such Misdirected Payment directly into the Company Lockbox Account. all Misdirected Payments and EOB's shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the first Business Day after receipt thereof.

     (b) If a Misdirected Payment in the form of a check is received by the Company more than five days after the postmark date on the envelope enclosing a check from the Obligor (or, if no such envelope is sent to the Company Lockbox Account by an Originator, more than six days after the date of such check or wire transfer with respect thereto), then the Originators shall pay interest on such Misdirected Payment to the Company from such fifth subsequent day to and including the date such check is received in the Company Lockbox Account, at an interest rate equal to the rate then in effect under the LSA (or the maximum rate legally permitted if less than such rate).

     (c) Each Originator hereby agrees and consents to the Company taking such actions as are reasonably necessary to ensure that future payments from the Obligor of a Misdirected Payment shall be made in accordance with the Notice previously delivered to such Obligor, including, without limitation, to the maximum extent permitted by law, (i) the Company or any member of the Lender Group executing on an Originator's behalf and delivering to such Obligor a new Notice, and (ii) the Company or any member of the Lender Group contacting such Obligor by telephone to confirm the instructions previously set forth in the Notice to such Obligor. Upon the Company's request, an Originator shall promptly (and in any event, within two (2) Business Days from such request) take such similar actions as the Company may request.

     ss. 3.04. UNIDENTIFIED PAYMENTS; COMPANY'S RIGHT OF PRESUMPTION. Each of the Originators and the Company agrees and consents that the Company may apply any payment it receives from an Obligor or any other payor against a Transferred Batch if the Lender Group is unable in good faith (after making reasonable attempts to contact the applicable Originator) to determine from the information in the EOB whether such payment relates to a Transferred Batch.

     3.05. NO RIGHTS OF WITHDRAWAL. None of the Originators nor the Company shall have any rights of direction or withdrawal with respect to amounts held in the Company Lockbox Account.

                                   ARTICLE IV
                            CONDITIONS OF PURCHASES

     ss. 4.01. CONDITIONS PRECEDENT ON THE INITIAL TRANSFER DATE. The initial purchase of Accounts under this Agreement on the Initial Transfer Date is subject to the conditions precedent that the Company shall have received on or before the Initial Transfer Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Company:

     (a) For each Originator and the Primary Servicer, a certificate issued by the Secretary of State of the state of such entity's (i) organization as to the legal existence and good standing of such entity and (ii) locale of operation, if different from its state of organization, as to the foreign qualification, authorization and good standing of such entity in such locale (all of which certificates shall be dated not more than 20 days prior to the Initial Transfer
Date) or an opinion of counsel for such entity to such effect.

     (b) For each Originator and the Primary Servicer, certified copies of the charter and by-laws of such entity, certified copies of resolutions of the Board of Directors of such entity approving this Agreement, certified copies of all documents filed to register any and all assumed names of such entity, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

     (c) For each Originator and the Primary Servicer, a certificate of the Secretary or Assistant Secretary of such entity certifying the names and true signatures of the incumbent officers of such entity authorized to sign this Agreement and the other documents to be delivered by it hereunder.

     (d) [Intentionally omitted].

     (e) Acknowledgment or time stamped receipt copies of proper financing statements (showing each Originator as debtor/seller, the Company as secured party/purchaser and the Lender as assignee, and stating that the financing statements are being filed because UCC Section 9-102 does not distinguish between a sale and a secured loan for filing purposes) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Company may deem necessary or desirable in order to perfect the ownership interests contemplated by this Agreement.

     (f) Acknowledgment or time-stamped receipt copies of proper financing statements (showing each Originator as debtor and the Company as secured party and the Lender as assignee with respect to the grant by the Originators of a first priority security interest to the Company in the Originators' Accounts, as contemplated by Section 6.04 of this Agreement) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Company may deem necessary or desirable in order to perfect such security interest.

     (g) UCC search reports dated within twenty days of the Initial Transfer Date, and a detailed schedule thereof listing all effective financing statements filed in the jurisdictions referred to in subsections (e) and (f) above that name each Originator as debtor, together with copies of all other financing statements filed against the Originators (none of which shall cover any Accounts).

     (h) Releases of, and acknowledgment copies of proper UCC termination statements and UCC amendments, if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by any Originator in any of its Accounts.

     (i) Omitted.

     (j) A favorable opinion of Foley & Lardner, counsel for the Primary Servicer and the Originators, substantially in the form attached hereto as
EXHIBIT V-B, and as to such other matters as the Lender Group requests.

     (k) A duly executed Depositary Agreement, together with evidence satisfactory to the Company that the Company Lockbox, the Originator Lockbox, the Company Lockbox Account and the Originator Lockbox Account have been established.

     (l) Copies of all Notices required pursuant to Article III of this Agreement, together with evidence satisfactory to the Company that such Notices have been or will be delivered to the addressees thereof.

     (m) A copy of each form of invoice from each Orginator showing the proper Originator Lockbox or Company Lockbox as the remittance address.

     (n) A copy of all of the Originators' blank forms of patient consents to be signed by each patient for which an Account is created, certified by an officer of each Originator on behalf of the Originator, as being true, complete, correct and the only consent forms presently in effect.

     (o) A duly executed guaranty by American Enterprise Solutions, Inc. for the benefit of the Company and the Lender.

     ss. 4.02. CONDITIONS PRECEDENT ON ALL TRANSFER DATES. Each purchase of a Purchased Batch on a Transfer Date (including the Initial Transfer Date) shall be subject to the further conditions precedent that the Primary Servicer and each Originator and the Company shall have agreed upon the terms of such purchase and also that:

     (a) Each Originator shall have delivered to the Company or the Master Servicer, as the case may be, on or prior to such Transfer Date, in form and substance satisfactory to the Company:

              (i) completed Account Information with respect to each Proposed Eligible Account (such Account Information having been delivered on or prior to the most recent Batching Deadline preceding such Transfer
         Date), together with such additional information as may reasonably be requested by the Company or the Master Servicer; and

              (ii) to the extent not previously provided, executed Notices to each Obligor responsible for the payment of any of the Batch Accounts to be purchased on such Transfer Date, directing such Obligors to make payment to the addresses and accounts designated in the Notices, as set forth in Article 111 hereof, together with evidence that such Notices have been delivered to such Obligors.

         (b) On each such Transfer Date the following statements shall be true (and acceptance of the proceeds of such purchase by the Primary Servicer on behalf of the Originators shall be deemed a representation and warranty by each Originator that such statements are then true):

              (i) the representations and warranties contained in Article V are correct on and as of the date of such purchase as though made on and as of such date except to the extent made with respect to an earlier date, and

              (ii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Group-Wide Event of Termination or that would constitute a Group-Wide Event of Termination but for the requirement that notice be given or time elapse or both.

         (c) The Company shall have received such other approvals, opinions or documents as it may reasonably request.

         (d) No acquisitions by the Originators of more than $1,000,000 shall occur without the prior consent of the Agent.

         (e) On or prior to April 30, 1999 the Originators shall deliver audited copies of the consolidated balance sheets of each Originator and its Subsidiaries as at December 31, 1998, and the related statements of income and expense and retained earnings of each Originator and its Subsidiaries for the fiscal year then ended, certified in a manner acceptable to the Company by an Independent Public Accountant and demonstrating that there has been no Material Adverse Effect.

         (f) As soon as possible, and in any event, within 45 days after the Closing Date, favorable opinions of such local counsels for the Originators as the Lender Group requests, substantially in the form attached hereto as EXHIBIT V-A, regarding compliance with patient confidentiality laws, and as to such other matters as the Lender Group requests.

         (g) As soon as possible, and in any event, within 45 days after the Closing Date, a copy of all of the Originators' blank forms of patient consents to be signed by each patient for which an Account is created, which consents authorize certain demographic and medical information with respect to such patient to be disclosed by each Originator to any assignee of the related Account and to its servicing agents and by such servicing agents to any third party obligors thereon, certified by an officer of each Originator on behalf of the Originator, as being true, complete, correct and the only consent forms presently in effect.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
               EVENTS OF TERMINATION; SERVICER TERMINATION EVENTS

     ss. 5.01. REPRESENTATIONS AND WARRANTIES. Each Originator represents and warrants as follows:

     (a) EXISTENCE. It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation as set forth on SCHEDULE II hereto, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except in any jurisdiction other than that of its chief executive offices where the failure to be so qualified would not have a Material Adverse Effect.

     (b) NO BREACH. The execution, delivery and performance by it of this Agreement and the other documents to be delivered by it thereunder, (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) its charter or by-laws, (2) any law, rule or regulation applicable to it, (3) any contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the interests created by this Agreement. The Agreement has been duly executed and delivered by it. It has furnished to the Company a correct and complete copy of its certificate of incorporation and by-laws, including all amendments thereto.

     (c) NO CONSENT. No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by it of this Agreement or any other document to be delivered thereunder.

     (d) VALIDITY. The Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

     (e) AUTHORITY. It has all power and authority, and has all permits, licenses (including, without limitation, facility licenses), accreditations, certifications, authorizations, approvals, consents and agreements of all Insurers, Governmental Entities, accreditation agencies and any other Person (including without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS/Champva, Blue Cross/Blue Shield and other equivalent programs), necessary or required for it (i) to own the assets (including Accounts) that it now owns, and (ii) to carry on its business as now conducted, except where failure to have such permits, licenses, agreements with third party payors, accreditation and certifications (including, without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications as a provider of healthcare services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS/Champva, Blue Cross/Blue Shield and other equivalent programs) would not have a Material Adverse Effect.

     (f) HEALTHCARE ISSUES. It has not been notified by any Insurer, Governmental Entity or instrumentality, accreditation agency or any other Person, during the immediately preceding 24 month period, that such party has rescinded or not renewed, or is reasonably likely to rescind or not renew, any such permit, license, accreditation, certification, authorization, approval, consent or agreement granted to it or to which it is a party.

     (g) CONDITIONS PRECEDENT. As of the Initial Transfer Date, all conditions precedent set forth in Section 4.01 have been fulfilled or waived in writing by the Company and the Lender, and as of each Transfer Date, the conditions precedent set forth in Section 4.02 shall have been fulfilled or waived in writing by the Company and the Lender.

     (h) FINANCIAL CONDITION. The balance sheets of each Originator and its Subsidiaries as at September 30, 1998, and the related statements of income and expense, cash flows and retained earnings of each Originator and its Subsidiaries for the fiscal periods then ended, copies of which have been furnished to the Company and the Lender, fairly present the financial condition of each Originator and its Subsidiaries as at such date and the results of the operations of each Originator and its Subsidiaries for the period ended on such date, all in accordance with GMP, and since September 30, 1998 there has been no change resulting in a Material Adverse Effect.

     (i) LITIGATION. There is no pending or, to any Originator's knowledge, threatened action or proceeding or injunction, writ or restraining order affecting the Primary Servicer or any of its Subsidiaries before any court, Governmental Entity or arbitrator which could reasonably be expected to result in a Material Adverse Effect, and no Originator or any Subsidiary is currently the subject of, or has a present intention of commencing, an insolvency proceeding or petition in bankruptcy.

     (j) NO LIENS. Each Originator is the legal and beneficial owner of the Accounts in each Transferred Batch free and clear of any Lien (other than any Lien on Accounts that is expressly subordinated in writing to the Lien created hereunder in a manner acceptable to the Company, in its sole discretion); upon each purchase or contribution of a Transferred Batch, the Company shall acquire valid ownership of each Account in such Transferred Batch and in the Collections with respect thereto prior to all other Liens thereon. No effective financing statement or other instrument similar in effect covering any Accounts or the Collections with respect thereto is on file in any recording office, except those filed in favor of the Company, the Lender or any permitted assignee of the Lender relating to this Agreement, and no competing notice or notice inconsistent with the transactions contemplated in this Agreement remains in effect with respect to any Obligor.

     (k) RECEIVABLES INFORMATION. All Account Information, information provided in the application for the program effectuated by this Agreement, all financial information with respect to any Originator, and each other document, report and Transmission provided by the Primary Servicer or any Originator to the Lender Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     (l) OFFICE. The principal place of business and chief executive office of each Originator and the office where such Originator keeps its records concerning the Accounts are located at the respective address referred to on the signature pages of this Agreement and there have been no other such locations for the four immediately prior months.

     (m) INVESTMENT COMPANY ACT. Each purchase of a Purchased Batch will constitute a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

     (n) ELIGIBLE ACCOUNTS. Each Account included in a Purchased Batch is, as of the Transfer Date of such Purchased Batch, an Eligible Account.

     (o) FIRST PRIORITY LIENS. The provisions of this Agreement create, on the Initial Transfer Date, legal and valid liens in all of the Accounts owned or held by the Originators (other than the Batch Accounts that have been sold to the Company pursuant to the provisions of this Agreement) in the Company's favor, and when all proper filings and other actions necessary to perfect such liens have been completed, will constitute a perfected and continuing Lien on all of the Accounts owned or held by the Originators (other than the Batch Accounts that have been sold to the Company pursuant to the provisions of this Agreement), having priority over all other liens on such Accounts of the Originators, enforceable against each Originator and all third parties.

     (p) NOTICES. All required Notices have been prepared and delivered to each applicable Governmental Entity and Insurer, and all invoices now bear only the appropriate remittance instructions for payment direction to the Company Lockbox, the Company Lockbox Account, the Originator Lockbox or the Originator Lockbox Account, as the case may be.

     (q) LOCATION CHANGE. Except as disclosed on SCHEDULE II hereto, no Originator has changed its principal place of business or chief executive office in the last five years.

     (r) NAMES. The exact name of each Originator is as set forth on the signature pages of this Agreement and, except as set forth on such signature page, such Originator has not changed its name in the last five years and, except as set forth opposite such Originator's name on SCHEDULE II, during such period such Originator has not used, nor does such Originator now use, any other fictitious, assumed or trade name.

     (s) MATERIAL ADVERSE EFFECT. with respect to itself or any of its Subsidiaries there exists no event which has or is reasonably likely to have a Material Adverse Effect.

     (t) COMPLIANCE WITH LAWS. It is not in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over any Originator which could have a Material Adverse Effect.

     (u) TAX OBLIGATIONS. It has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from it, unless contested in good faith by appropriate proceedings. No tax Lien has been filed and is now effective against it or any of its Properties, except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To its knowledge, there are no pending investigations of it by any taxing authority or any pending but unassessed tax liability of it. It does not have any obligation under any tax sharing agreement.

     (v) SOLVENCY. It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; it has not incurred debts or liabilities beyond its ability to pay; it will, after giving effect to the transaction contemplated by this Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; the sales and contributions of Accounts hereunder are made in good faith and without intent to hinder, delay or defraud its present or future creditors.

     (w) LOCKBOXES AND LOCKBOX ACCOUNTS. The Originator Lockbox is the only post office box and the Originator Lockbox Account is the only lockbox account maintained by the Originators for Accounts, the Obligors of which are Governmental Entities; and no direction of any Originator is in effect directing Obligors to remit payments on Batch Accounts other than to the applicable Company Lockbox, Company Lockbox Account, Originator Lockbox, or Originator Lockbox Account.

     (x) PLANS. Each pension plan or profit sharing plan to which it is a party has been fully funded in accordance with its obligations as set forth in such plan.

     (y) INVESTIGATIONS. To its knowledge, there are no pending civil or criminal investigations by any Governmental Entity involving it or its officers or directors and neither it nor any of its officers or directors has been involved in, or the subject of, any civil or criminal investigation by any Governmental Entity.

     (z) BUSINESS. The primary business of each Originator is the provision of healthcare services, products, merchandise or equipment.

     (aa) GOVERNMENT LIENS. The assets of each Originator are free and clear of any liens in favor of the Internal Revenue Service, any Employee Benefit Plan or the PBGC other than inchoate tax liens resulting from an assessment of such Originator.

     (bb) ERISA. With respect to each Employee Benefit Plan of it, including to its knowledge as to any Multiemployer Plan, such Employee Benefit Plan has complied and been administered in accordance with its terms and in substantial compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended; neither it nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and it has no material unpaid liability for any Employee Benefit Plan.

     (cc) AFFILIATE ACCOUNTS. None of the Proposed Eligible Accounts or Purchased Accounts constitutes or has constituted an obligation of any Subsidiary, parent or other Person which is its Affiliate.

     (dd) DEFAULTED ACCOUNTS. The Obligor of each Proposed Eligible Account and each Purchased Account has not been the Obligor of any Defaulted Accounts in the past 12 months (other than, for the purpose of this clause, as a result of good faith disputes).

     (ee) BULK SALES. No transaction contemplated under this Agreement requires compliance with any bulk sales act or similar law.

     (ff) PROVIDER NUMBERS. It has, or has the right to use, valid provider identification numbers and licenses to generate the Accounts and such numbers are set forth under its name on the signature pages hereof.

     (gg) TRUE SALE. It shall treat each sale of Accounts hereunder as a sale for federal and state income tax, reporting and accounting purposes and shall treat each contribution of Accounts hereunder as a contribution for federal and state income tax, reporting and accounting purposes.

     (hh) MARGIN STOCK. It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     (ii) CAPITAL ACCOUNTS. With respect to each Transferred Batch, each Originator shall receive, for its own capital account, its proportional share (based on such Originator's portion of the Accounts contributed to the Company) of the aggregate Anticipated Liquidation Value of the Transferred Batch.

     (jj) ACCOUNTS BILLING. Each Proposed Eligible Account and each Purchased Account has been billed to the Obligor of such Account within 45 days of the Billing Date.

     ss. 5.02. COVENANTS. Until the later of the Facility Termination Date and the Final Payment Date, each Originator agrees as follows:

     (a) COMPLIANCE WITH LAWS, ETC. It will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not result in a Material Adverse Effect.

     (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT. It will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Accounts at the address set forth under its name on the signature pages to this Agreement or, upon 30 days' prior Written Notice to the Company and the Lender, at any other locations in jurisdictions where all actions reasonably requested by the Company and the Lender or otherwise necessary to protect, perfect and maintain the Company's security interest in the Accounts have been taken and completed. It shall keep its books and accounts in accordance with generally accepted accounting principles and shall make a notation on its books and records, including any computer files, to indicate which Accounts have been sold or contributed to the Company and the security interest of the Company in its Accounts not sold or contributed to the Company. It shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Accounts and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Batch Accounts (including, without limitation, records adequate to permit the daily identification of each Batch Account and all Collections of and adjustments to each existing Batch Account) and for providing the Account Information.

     (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT POLICY. It will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the contracts related to the Batch Accounts, and timely and fully comply in all material respects with the Credit Policy in regard to each Batch Account and the related contract, and it shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under this Agreement. It shall not do anything to impede or interfere, or suffer or permit any other Person to impede or interfere in any material respect, with the collection by the Company, or the Master Servicer on behalf of the Company, of the Batch Accounts.

     (d) NOTICE OF BREACH OF REPRESENTATIONS AND WARRANTIES. It shall promptly (and in no event later than one Business Day following actual knowledge thereof) inform the Company and the Master Servicer of any breach of covenants or representations and warranties hereunder, including, without limitation, upon discovery of a breach of the Eligibility Criteria set forth in the LSA.

     (e) SALES, LIENS, ETC. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens upon or with respect to, its Accounts, or upon or with respect to any account to which any Collections of any Batch Account are sent, or assign any right to receive income in respect thereof except those Liens in favor of the Company, the Lender or any assignee of the Lender relating to this Agreement.

     (f) EXTENSION OR AMENDMENT OF BATCH ACCOUNTS. It will not impede or interfere with the Collection of the Accounts. It shall not amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Account except in accordance with the Credit Policy.

     (g) CHANGE IN BUSINESS OR CREDIT POLICY. It will not make any change in the Credit Policy or make any change in the character of its business that, in either event, could result in a Material Adverse Effect. It will not make any other material changes in the Credit Policy without the prior written consent of the Company and the Lender.

     (h) AUDITS AND VISITS. It will, at its cost and expense not to exceed $3,800 unless there is a material Event of Default or an incipient material Event of Default, once annually unless there is a material Event of Default or an incipient material Event of Default, during regular business hours as requested by the Company and/or the Agent, permit the Company and/or the Agent, or its agents or representatives (including the Master Servicer), (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Batch Accounts including, without limitation, the related contracts, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Batch Accounts or its performance hereunder or under its contracts with any of its officers or employees having knowledge of such matters. It shall permit the Master Sevicer to have at least one agent or representative physically present in its administrative office during normal business hours to assist it in performing its obligations under this Agreement, including its obligations with respect to the collection of Batch Accounts pursuant to Article III of this Agreement.

     (i) CHANGE IN PAYMENT INSTRUCTIONS. It will not terminate the Originator Lockbox or the Originator Lockbox Account, or make any change or replacement in the instructions contained in any invoice, Notice or otherwise, or regarding payments with respect to Accounts to be made to the Lockboxes, the Originator Lockbox Account, the

Company Lockbox Account, the Company or the Master Servicer, except upon the prior and express written consent of the Agent.

     (j) REPORTING REQUIREMENTS. It will provide to the Company and the Lender (in multiple copies, if requested by the Lender) the following:

              (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of each Originator, consolidated and consolidating balance sheets of each Originator and its Subsidiaries as of the end of such quarter and consolidated statements of income, cash flows and retained earnings of each Originator and its Subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, certified by the chief financial officer of each Originator, and accompanied by a certificate of an authorized officer of each Originator detailing such Originator's compliance for such fiscal period with all terms, including the financial covenants, contained in this Agreement, and to the extent any noncompliance exists, a description of the steps being taken by the Originator to address such non-compliance;

              (ii) as soon as available and in any event within 95 days after the end of each fiscal year of each Originator, a copy of the audited consolidated and consolidating financial statements (together with explanatory notes thereon) and the auditor's report letter for such year for each Originator and its Subsidiaries, containing financial statements for such year audited by an Independent Public Accountant, and accompanied by a certificate of an authorized officer of each Originator detailing such Originator's compliance for such fiscal period with all terms, including the financial covenants, contained in this Agreement, and to the extent any non-compliance exists, a description of the steps being taken by the Originator to address such non-compliance;

              (iii) on or before the 30th of each month, monthly and year-to-date statistical and financial reports for each Originator, including volume and time business reports (to be requested by the Company) and unaudited consolidated profit and loss reports, from the chief financial officer of the Primary Servicer in form and substance satisfactory to the Agent;

              (iv) promptly and in any event within five (5) days after institutional knowledge of each Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of the Primary Servicer setting forth details of such Event of Termination or event, and the action that it or such applicable Originator has taken and proposes to take with respect thereto;

              (v) promptly after the sending filing thereof, if any, copies of all reports and registration statements that any Originator or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange and official statements that any Originator or any Subsidiary files with respect to the issuance of tax-exempt indebtedness and after an Event of Termination or Servicer Termination Event, copies of all reports (if any) that any Originator or any Subsidiary sends to any of its security holders;

              (vi) promptly after the filing or receiving thereof, copies of all reports and notices that any Originator or any of its Affiliates files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that any Originator or any of its Affiliates receives from any of the foregoing or from any Multiemployer Plan to which any Originator or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on any Originator or any such Affiliate in excess of $5,000;

              (vii) at least ten (10) Business Days prior to any change in any Originator's name or any implementation of a new trade/assumed name, a Written Notice setting forth the new name or trade name and the proposed effective date thereof and copies of all documents required to be filed in connection therewith;

              (viii) promptly (and in no event later than one (1) Business Day following actual knowledge or receipt thereof), Written Notice in reasonable detail, of (w) any Lien asserted or claim made against a Batch Account, (x) the occurrence of a Servicer Termination Event, (y) the occurrence of any other event which could have a Material Adverse Effect on the value of a Batch Account or on the interest of the Company in a Batch Account or (z) the results of any cost report or similar audits being conducted by any federal, state or county Governmental Entity or its agents or designees;

              (ix) at least 30 days prior to the commencement of each fiscal year, a consolidated and consolidating operating plan (together with a complete statement of the assumptions on which such plan is based) of each Originator and its Subsidiaries approved by its Board of Directors, which shall include monthly budgets for the prospective year in reasonable detail acceptable to the Company and the Agent and will integrate operating profit and cash flow projections and personnel, capital expenditures, and facilities plans;

              (x) promptly upon receipt thereof, a copy of any management letter or written report submitted to the Primary Servicer or any Originator by independent certified public accountants with respect to the Subsidiaries, business, condition (financial or otherwise), operations, prospects, or Properties of the Originators;

              (xi) no later than five (5) Business Days after the commencement thereof, Written Notice of all actions, suits, and proceedings before any Governmental Entity or arbitrator affecting any Originator which, if determined adversely to such Originator, could have a Material Adverse Effect;

              (xii) promptly after the furnishing thereof, copies of any statement or report furnished by an Originator to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Company pursuant to this Agreement;

              (xiii) as soon as possible and in any event within five (5) days after becoming aware of the occurrence thereof, Written Notice of any matter that could reasonably be expected to result in a Material Adverse Effect;

              (xiv) as soon as available, (A) one copy of each financial statement, report, notice or proxy statement sent by any Originator or any of its Subsidiaries to its stockholders generally, (B) and one copy of each regular, periodic or special report, registration statement, or prospectus filed by any Originator or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission or any successor agency or the Bankruptcy Court, and (C) all press releases and other statements made available by any Originator to the public concerning developments in the business of any Originator or any of its Subsidiaries;

              (xv) within the sixty (60) day period prior to the end of each fiscal year of each Originator, a report satisfactory in form to the Company and the Agent, listing all material insurance coverage maintained as of the date of such report by such Originator and its Subsidiaries and all material insurance planned to be maintained by such Originator and its Subsidiaries in the subsequent fiscal year; and

              (xvi) such other information respecting the Accounts or the condition or operations, financial or otherwise, of any Originator or any Subsidiary of an Originator as the Company or the Agent may from time to time reasonably request.

         (k) NOTICE OF PROCEEDINGS; OVERPAYMENTS. The Primary Servicer shall promptly notify the Master Servicer in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Batch Account. The Primary Servicer shall cause each Originator to make any and all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment to any Originator against any amounts the Obligors owe on any Batch Accounts.

         (1) OFFICER'S CERTIFICATE. On the date the financial statements referred to in paragraph (j) above are to be delivered in each fiscal year after the Initial Transfer Date, the chief financial officer of each Originator shall deliver a certificate to the Company and the Lender, stating that, as of such date, (i) all representations and warranties set forth in this Agreement are true and correct, (ii) the conditions precedent set forth in Section 4.02 have been fulfilled or waived in writing by the Company and the Lender, and
(iii) no Group-Wide Event of Termination exists and is continuing.

         (m) FURTHER INSTRUMENTS. CONTINUATION STATEMENTS. Each Originator shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Lender Group or the Company may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete transfer of ownership of the Batch Accounts, or to enable the Company or the Lender Group to exercise or enforce the rights of the Company hereunder or under the Batch Accounts. Without limiting the generality of the foregoing, each Originator will upon the request of the Agent execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Agent, necessary or appropriate. Each Originator hereby authorizes the Lender, the Agent or its designees, upon two
(2) Business Days' notice, to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Batch Accounts now existing or hereafter arising without the signature of such Originator where permitted by law. If an Originator fails to perform any of its agreements or obligations under this Agreement, the Agent or the Lender may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent or the Lender incurred in connection therewith shall be payable by the Originators.

         (n) TAXES. The Originators shall pay any and all taxes (excluding the Company's income, gross receipts, franchise, doing business or similar taxes) relating to the transactions contemplated under this Agreement, including but not limited to the sale, transfer and assignment of each Batch Account.

         (o) DEVIATION FROM TERMS OF BATCH ACCOUNT, ETC. No Originator shall, without the prior written consent of the Company and the Lender:

              (i) other than in connection with the repurchase of a Denied Account, compromise, adjust, extend, satisfy, subordinate, rescind, set off, waive, amend, or otherwise modify, or permit or agree to any deviation from, the terms and conditions of any Batch Account, or materially or adversely amend, modify or waive any term or condition of any contract related thereto;

              (ii) (x) amend, modify, supplement or delete in any way or to any extent any provision for uncollectible accounts and free care applicable to any Batch Account or (y) amend, modify or supplement in any way or to any extent any financial category or change in any way or to any extent the manner in which any financial category is treated or reflected in an Originator's records;

              (iii) materially or adversely alter or modify (x) its claims processing system, or (y) its third party billing system, as applicable; or

              (iv) change, modify or rescind any direction contained in any invoice or previously delivered Notice.

         (p) COMPANY'S OWNERSHIP OF BATCH ACCOUNTS. It shall not prepare or permit to be prepared any financial statements which shall account for the transactions contemplated hereby in a manner which is, or in any other respect account for the transactions contemplated hereby in a manner which is, inconsistent with the Company's ownership of the Batch Accounts.

         (q) MERGER, CONSOLIDATION. It shall not merge with or into, consolidate with or into, or enter into any agreement to merge or consolidate with or into, another Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) for which the aggregate consideration exceeds $1,000,000 without the express written consent of Lender and Agent.

         (r) NO "INSTRUMENTS". It shall not take any action which would allow, result in or cause any Transferred Batch or Batch Account to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

         (s) MASTER SERVICER CERTIFICATE. On or before the thirtieth (30th) calendar day after the Initial Transfer Date, the Company and the Lender shall receive a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the satisfaction of the Master Servicer.

         (t) DEVIATION FROM PATIENT CONSENT FORM. The Originator shall not, without the prior written consent of the Company and the Agent, substitute, alter, modify or change in any way the Patient Consent Form applicable to it.

         (u) IMPLEMENTATION OF NEW INVOICES. Each Originator shall take all reasonable steps to ensure that all invoices rendered or dispatched on or after the Initial Transfer Date contain only the remittance instructions required under Article III of this Agreement.

         (v) ASSUMED/TRADE NAME CERTIFICATES. On or before January 15, 1999, the Company shall receive copies of all certificates filed by the Originators in each applicable jurisdiction regarding the use of each of the trade or assumed names set forth under each Originator's name on the signature pages hereof.

         (w) NOTICE OF TERMINATION OR SUSPENSION OF CONTRACTS. It shall promptly (and in no event later than one (1) Business Day following actual knowledge thereof inform the Company and the Master Servicer of any termination or suspension of any of its contracts.

         (x) MILLENNIUM COMPLIANCE. No later than June 9, 1999, each of the Originators and the Primary Servicer shall provide documentary evidence satisfactory to the Agent that such Originator's or the Primary Servicer's, as the case may be, computer software is date compliant.

        ss.5.03. EVENTS OF TERMINATION. Each of the following shall be an "EVENT OF TERMINATION" with respect to each individual Originator and, if any Event of Termination relates either to the Primary Servicer or to the Group-Wide Originators (in each case, a "GROUP-WIDE EVENT OF TERMINATION"), such Event of Termination shall relate to each Originator:

         (a) The Primary Servicer, in its capacity as agent for the Company pursuant to Section 2.05(b), shall fail to perform or observe any term, covenant or agreement included in the Primary Servicer Responsibilities (other than a Servicer Termination Event resulting from the events described in Section 5.03(9)) and such failure shall remain unremedied for fifteen (15) days, or the Primary Servicer or any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement.

         (b) Any Originator or the Primary Servicer (i) fails to transfer in a timely manner any servicing rights and obligations with respect to the Batch Accounts to any successor designated pursuant to Section 2.05(b) of this Agreement, (ii) fails to make any payment required under this Agreement (unless such payment obligation has been fulfilled in full pursuant to the Company's set-off rights under Section 6.03 of this Agreement) or (iii) sends a "Revocation Order" (as defined in the Depositary Agreement) or makes any change or replacement in the "Standing Revocable Instruction" (as defined in the Depositary Agreement).

         (c) Any representation or warranty (other than those representations and warranties (i) with respect to the purchase of Accounts that are covered by
Section 5.03(f) and (ii) with respect to Batch Accounts, the Repurchase Price with respect thereto is paid to the Company in the manner set forth in Article VI of this Agreement within five (5) Business Days following demand therefor) made or deemed made by an Originator under or in connection with this Agreement or any information or report delivered by an Originator pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

         (d) Any Originator fails to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for three (3) Business Days after the earlier of (i) the discovery thereof by the Originator and (ii) written notice thereof shall have been given to such Originator or the Primary Servicer by the Company; unless such Originator is removed as an Originator in accordance with Section 7.19(b) of this Agreement after the earlier of clauses (i) and
(ii).

         (e) Any Originator or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

         (f) Any purchase of a Purchased Batch pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof fail or cease to create or fail or cease to be a valid and perfected ownership interest in each Batch Account in such Purchased Batch and the Collections with respect thereto free and clear of all Liens unless, as to any such Batch Account, the Repurchase Price with respect thereto is paid to the Company in the manner set forth in
Article VI of this Agreement within five (5) Business Days following demand therefor.

         (g) Any Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against an Originator or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or an Originator or any of its Subsidiaries shall take any action to authorize any of the actions set forth above in this paragraph (g).

         (h) As of any date of determination, any Orginator is found to have been overpaid by Governmental Entities by 10% or more during any period covered by an audit conducted by the HCFA or any applicable State in which an Originator conducts business and such overpayment is not repaid within 30 days of its due date or reserved for in a manner reasonably acceptable to the Agent.

         (i) There shall have occurred any Material Adverse Effect since September 30, 1998.

         (j) [Intentionally Omitted]

         (k) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against the Originators in excess of $500,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 90 days or more.

         (l) Any governmental authority (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against the assets of an Originator other than a Lien (i) that is limited by its terms to assets other than Accounts and (ii) that does not result in a Material Adverse Effect.

         (m) Any Originator does not maintain, keep, and preserve all of its Properties necessary or useful in the proper conduct of its business in good repair, working order, and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

         (n) Any Originator does not pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property.

         (o) Any Originator does not keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Each policy referred to in this paragraph (o) shall provide that it will not be canceled, amended, or reduced except after not less than 30 days' prior written notice to the Company and the Lender and shall also provide that the interests of the Company shall not be invalidated by any act or negligence of an Originator. Any Originator does not advise the Company promptly of any policy cancellation, reduction, or amendment. Any insurance policy for property, casualty, liability and business interruption coverage for an Originator does not name the Lender as assignee of the Company as loss payee (as the Company's interests may appear) or an additional insured, as appropriate.

         (p) Any Originator does not maintain proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities.

         (q) Any Originator does not comply in all material respects with (i) any document directly relating to the responsibilities of such Originator under this Agreement or (ii) any agreement, contract, or instrument that results in a Material Adverse Effect.

         (r) Any Originator does not comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder.

         (s) Any Originator engages in any line or lines of business activity other than the businesses in which it is engaged on the date hereof.

         (t) An "Event of Default" (as defined in the LSA) shall occur under the LSA.

         (u) Any provision of this Agreement shall for any reason cease to be valid and binding on the Primary Servicer or an Originator or the Primary Servicer or an Originator shall so state in writing.

         (v) The Loss-to-Liquidation Ratio in any four consecutive calendar weeks exceeds 30%.

         (w) The Delinquency Ratio in any four consecutive calendar weeks exceeds 30%.

         (x) [Intentionally Omitted]

         (y) [Intentionally Omitted]

         (z) [lntentionally Omitted]

         (aa) [Intentionally Omitted]

         (bb) [Intentionally Omitted]

         (cc) THE ORIGINATOR'S DEBT TO EQUITY RATIO. The Originators permit the ratio of Debt of the Originators to its Equity to exceed 20.0:1.0 at the end of any fiscal quarter.

         (dd) CHANGE OF CONTROL. A Change of Control shall occur without the written consent of Agent and Lender.

         (ee) Failure to add and maintain Parkside Hospital as an originator upon the completion of the Real Estate Sale providing such addition is acceptable to the Agent.

         (ff) [Intentionally Omitted]

         (gg) In no event shall the Borrower make any loans or financial accommodations to any officer of Borrower.

         (hh) Acquisition by the Originators for which the aggregate consideration exceeds $1,000,000 without the prior consent of the Agent and remaining unremedied for 1 80 days.

         (ii) The merger or consolidation of any Originator with another Person for which the aggregate consideration exceeds $1,000,000 without the express written consent of Lender and Agent which shall remain unremedied for 180 days.

         ss.5.04. SERVICER TERMINATION EVENTS. Each of the following shall be a "SERVICER TERMINATION EVENT':

         (a) An event has occurred and is continuing that constitutes an Event of Termination or that would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

         (b) The Primary Servicer is not performing, or becomes unable (in the commercially reasonable determination of the Company or the Lender) to perform, fully the Primary Servicer Responsibilities set forth in EXHIBIT IV hereof.

         (c) A Originator is unable to maintain the Transmission interface described in EXHIBIT III to the complete satisfaction of the Master Servicer, or the electronic information servicing capabilities of an Originator are not functioning for a period of more than three consecutive Business Days.

         (d) Any Originator has sent multiple Transmissions to the Master Servicer in a manner that is not in compliance with the specifications set forth in EXHIBIT III hereof.

         (e) The Company or the Lender, in its sole judgement, which judgment shall be commercially reasonable, is not satisfied with the performance by any Originator, or the Primary Servicer on behalf of the Originators, of the Primary Servicer Responsibilities with respect to the Batch Accounts.

         (f) If, at any date, the aggregate Anticipated Liquidation Value of all Delinquent Accounts that became Delinquent during the prior three (3) months is in excess of 30% of the aggregate Anticipated Liquidation Value of all Accounts sold by the Originators to the Company during the prior three (3) months (regardless of whether the Denied Accounts are repurchased by the Originators pursuant to Article VI of this Agreement).

         (g) As of any date after the Initial Transfer Date, (i) the dollar-weighted average days outstanding with respect to all outstanding Batch Accounts on such date and on the same day of each of the two preceding calendar months (or if there is no corresponding day in any such preceding month, the last day of such month) is greater than 150 days, or (ii) the average over the preceding 90-day period of the dollar-weighted average days outstanding with respect to all outstanding Batch Accounts on each day during such period is greater than 150 days.

         (h) As of any date after the Initial Transfer Date, more than 30% of all outstanding Batch Accounts (excluding Denied Accounts) are aged more than 120 days but less than 180 days from the respective Billing Dates of such Batch Accounts.

         (i) As of any date, Collections on all Batch Accounts that have been liquidated or written off during the then most recent 13 week period, are less than 30% of the aggregate gross value (billed amount) of such Batch Accounts.

         (j) The Company, in its sole judgement, which judgement shall be commercially reasonable, is not satisfied with the performance by the Originators, or of the Primary Servicer on behalf of the Originators, of the Primary Servicer Responsibilities with respect to the Batch Accounts.

         ss.5.05. REMEDIES. (a) If any Group-Wide Event of Termination shall occur and be continuing, the Company may, by notice to the Primary Servicer on behalf of each of the Originators (which notice shall be deemed to have been given to each Originator), take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (except with respect to the Group-Wide Event of Termination in Section 5.03(g), in which case the Facility Termination Date shall be deemed to have occurred automatically and without notice), and (y) without limiting any rights hereunder, terminate the appointment of the Originators and the Primary Servicer to perform any or all of the Primary Servicer Responsibilities and replace the Primary Servicer in the manner set forth in Section 2.05(b). Upon any such declaration or designation, the Company shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

         (b) If an Event of Termination shall occur and be continuing, the Company may terminate the appointment of the Originators and the Primary Servicer, or any of their agents, to perform any or all of the Primary Servicer Responsibilities in the manner set forth in Section 2.05(b), and, with respect to an individual Originator that does not constitute a Group-Wide Event of Termination, the Company, in its sole discretion, may require the immediate removal of such Originator from the program and, on or prior to the effective date of such removal, (x) all Accounts sold by such Originator to the Company shall be re-purchased by such Originator as if such Accounts were Denied Accounts and payment in full shall have been received by the Company, or (y) all rights and obligations in respect of Accounts sold by such Originator to the Company shall be transferred to another Originator. Such Originator shall also withdraw as a member of the Company; PROVIDED, HOWEVER, that such Originator's capital account as a member of the Company shall not be paid out until the date of termination of this Agreement as set forth in Section 7.07 herein.

                                   ARTICLE Vl

                                INDEMNIFICATION;
                           GRANT OF SECURITY INTEREST

         ss.6.01. INDEMNIFICATION AND SET-OFF RIGHTS FOR DENIED ACCOUNTS. (a) If a breach of any of the representations or warranties contained herein relating to a Purchased Account shall be discovered at any time (each, a "DENIED ACCOUNT"), the Primary Servicer or the Originators shall, on the next Settlement Date, repurchase such Denied Account from the Company at the Repurchase Price.

         (b) For ease of administration, the Company shall be entitled to presume that the failure of any Purchased Account (or portion thereof) to be paid in full on or after the 180th day following the Billing Date thereof is the result of a breach of a representation or warranty contained herein with respect to such Purchased Account, unless the Company shall have actual knowledge to the contrary (such as, by way of example, actual knowledge of the financial inability of an Obligor to pay its obligations represented by an Account). In the event the Company receives the Repurchase Price for any such Purchased Account and it is thereafter determined that the failure of such Purchased Account to be paid in full was not the result of a breach of representation or warranty contained herein, the parties hereto shall make an appropriate adjustment by increasing the Purchase Price of any Purchased Batch to be purchased on or after such date.

         (c) Upon receipt by (or on behalf of the Company of the Repurchase Price with respect to any Denied Account, the Company shall be deemed to have reassigned and resold to the applicable Originator such Denied Account without any representation, warranty or recourse whatsoever, and, thereafter, neither the Company nor any member of the Lender Group shall have any further servicing or other obligation to such Originator with respect to such Denied Account.

         (d) From time to time at the request of an Orginator, the Company shall deliver to such Originator (at such Originator's sole cost and expense) such documents, assignments, releases, notices and instruments of termination as such Originator may reasonably request to evidence the reconveyance by the Company of a Denied Account pursuant to the terms of Section 6.01(c).

         ss. 6.02. INDEMNITIES BY THE ORIGINATOR. Without limiting any other rights that the Company, the Agent, the Master Servicer or any of their respective Affiliates (together with their respective officers, directors, shareholders and lenders, each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, each Originator hereby agrees jointly and severally to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys' fees) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from any of the following:

         (a) the sale of any Account which purports to be part of a Purchased Batch but which is not, at the date of such sale, an Eligible Account described in Section 5.01(j);

         (b) any representation or warranty made or deemed made by any Originator (or any of its officers) under or in connection with this Agreement and not relating to a Purchased Account which shall have been incorrect in any material respect when made;

         (c) the failure by any Originator or any Batch Account to comply with any applicable law, rule or regulation with respect to any Batch Account;

         (d) the failure to vest in the Company a perfected ownership interest in each Account included in a Transferred Batch and the Collections in respect thereof, free and clear of any Liens;

         (e) any dispute, claim, set-off or defense to the payment, in whole or in part, of any Account (including, without limitation, a defense based on such Account not being a legal, valid and binding obligation) or any other claim resulting from the services or merchandise related to such Account or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to such Account (if such collection activities were performed by any Originator or any of its Affiliates acting as Primary Servicer), PROVIDED, HOWEVER, this clause (e) shall not be deemed to include any dispute, claim, set-off or defense to the payment of any Account (i) arising out of the financial inability of an Obligor to pay its obligations represented by such Account including, without limitation, a discharge in bankruptcy, or (ii) arising after the sale of such Account to the Company hereunder and arising solely as a result of actions taken by any member of the Lender Group;

         (f) a failure of any Orginator, including, without limitation, the Primary Servicer's actions on behalf of the Originators under Section 2.05(b) of this Agreement with respect to Primary Servicer Responsibilities, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations hereunder; or

         (g) the commingling by any Originator of Collections at any time with other funds of such or any other Originator,

PROVIDED, HOWEVER, that in all events there shall be excluded from the foregoing indemnification any claims, losses or liabilities resulting solely from the gross negligence or willful misconduct of an Indemnified Party or which constitutes recourse for an uncollectible Purchased Account.

         Such Indemnified Party shall notify the Primary Servicer, on behalf of the Originators, of such claim, provided that the failure to so notify shall not affect or invalidate the indemnity granted pursuant to this Section 6.02.

         ss.6.03. RIGHT OF SET-OFF. Unless an Originator notifies the Company in writing that it desires to pay on the date when due the Repurchase Price under
Section 6.01 or any Indemnified Amounts under Section 6.02 and such Originator makes such payment to the Company in immediately available funds on such date, each such Originator hereby irrevocably instructs the Company to set-off the full amount of the Repurchase Price or the Indemnified Amounts, as the case may be, against the Purchase Price of any Purchased Batch to be purchased on or after such date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Company to exercise such right of set-off, PROVIDED, HOWEVER, the Company or a member of the Lender Group shall notify the Primary Servicer on behalf of such Originator that a set-off pursuant to this Section 6.03 occurred, the amount of such set-off and a description of the Denied Account or Indemnified Amounts, as the case may be. The Company shall exercise its right to set-off hereunder to the extent funds are available prior to making a demand for indemnification under Section 6.02.

         ss.6.04. GRANT OF SECURITY INTEREST. (a) As collateral security for the Originators' existing and future (i) obligations to repurchase Denied Accounts under Section 6.01 hereof, (ii) indemnification obligations to the Company under
Section 6.02 hereof, and (iii) obligations to pay costs, expenses and fees under
Section 6.05 hereof, each Originator hereby grants to the Company a first priority lien on and security interest in, and right of set-off against, (x) all of the Accounts now or hereafter owned or held by such Originator, (y) to the maximum extent permitted by law, the Originator Lockbox and the Originator Lockbox Account, and (z) all proceeds of any of the foregoing.

         (b) In connection with the grant under (a) above, this Agreement shall be deemed to be a security agreement as understood under the UCC. Each Originator agrees to execute, and hereby authorizes the Company to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the lien created pursuant to this Section 6.04 which may at any time be required or, in the opinion of the Company, be desirable, and to do so without the signature of such Originator where permitted by law.

                                  ARTICLE VII
                                 MISCELLANEOUS

         ss.7.01. AMENDMENTS. ETC. (a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in writing signed by the Primary Servicer, the Originators, the Company, and the Lender as assignee of all of the Company's rights and remedies hereunder, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Company, the Primary Servicer or an Originator to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         (b) The parties hereto agree to make any change, modification or amendment to this Agreement as may be requested by any rating agency then rating the healthcare financing program of the Lender, so long as any such change, modification or amendment does not materially adversely affect the parties hereto.

         ss.7.02. NOTICES. ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto (each Originator hereby acknowledges and agrees that notices to or for the benefit of such Originator may be delivered to the Primary Servicer and such delivery to the Primary Servicer shall be deemed to be received by each such Originator), and (ii) to the Agent and the Master Servicer as follows:

      if to the Agent:             HEALTHCARE CAPITAL RESOURCES, INC.
                                   875 Avenue of the Americas
                                   New York, New York 10001-3507
                                   Attention: Suzanne Steinan
                                   Telephone: (212) 331-6900
                                   Facsimile: (212) 331-6909

     if to the Master Servicer:    ACCELERATED RECEIVABLES
                                   MANAGEMENT LTD.
                                   1400 Renaissance Drive, Suite 400
                                   Park Ridge, Illinois 60068
                                   Attention: James Swanson
                                   Telephone: (847) 824-5510
                                   Facsimile: (847) 824-7166

Notices and communications by telefacsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

         ss.7.03. ASSIGNABILITY. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

         (b) Subject to Section 7.03(b) of the LSA, this Agreement and the Company's rights and obligations herein (including without limitation, ownership of the Purchased Accounts in each Purchased Batch, the Company Lockbox and Company Lockbox Account and rights in relation to the Originator Lockbox and the Originator Lockbox Account) shall be assignable by the Company and its successors and assigns. Each Originator hereby acknowledges that the Company is granting to the Lender, which is further granting to its lenders, a security interest in this Agreement and all of the Company's rights, title and interests hereunder (including, without limitation, the Purchased Accounts, each Originator's obligations hereunder, the Company Lockbox and Company Lockbox Account, and rights in relation to the Originator Lockbox and the Originator Lockbox Account).

         (c) No Originator may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Company and the Lender.

         ss.7.04. FURTHER ASSURANCES. The Originators shall, at their cost and expense, upon the request of the Company, duly execute and deliver, or cause to be duly executed and delivered, to the Company such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Company to carry out more effectively the provisions and purposes of this Agreement.

         ss. 7.05. COSTS AND EXPENSES. In addition to the rights of indemnification granted under Section 6.02 hereof, the Originators agree to pay on demand (i) all reasonable non-legal costs and expenses in connection with the preparation, execution and delivery of this Agreement, whether such expenses and fees are incurred prior to, on or after the date hereof; (ii) the reasonable fees and out-of-pocket expenses of counsels for the Company, its Affiliates and members of the Lender Group in connection with this transaction; and (iii) all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), of the Company, its Affiliates and members of the Lender Group in connection with any waiver, modification, supplement or amendment hereto, or the enforcement of this Agreement. The Originators further agree to pay on the Initial Transfer Date (and with respect to costs and expenses incurred following the Initial Transfer Date, within seven days of demand therefor) (i) all reasonable costs and expenses incurred by the Company or its agent in connection with periodic audits of the Accounts, which audits, other than after an Event of Default, shall occur no more frequently than [annually]; (ii) any bank charges in connection with opening and maintaining and transferring funds from any Lockbox Account; (iii) costs arising out of the Agent's indemnification of the Collecting Bank against damages incurred by the Collecting Bank in the operation of the Lockbox Account or other account; (iv) photocopying and other mechanical or electronic reproduction expenses in connection with Company's rights of inspection under this Agreement or any other Document or in connection with any service utilized by the Company to perform such functions; (v) all reasonable costs and expenses incurred by the Company, the Master Servicer or any member of the Lender Group to accommodate any significant coding or data system changes made by the Originators that would affect the transmission or interpretation of data received through the interface; and (vi) all reasonable costs and expenses incurred by the Company for additional time and material expenses of the Master Servicer resulting from a lack of either cooperation or responsiveness of the Primary Servicer of any Originator to agreed upon protocol and schedules with the Master Servicer; PROVIDED, that the Primary Servicer or such Originator has been informed of the alleged lack of cooperation or responsiveness and has been provided the opportunity to correct such problems.

         ss.7.06. CONFIDENTIALITY. (a) Each Originator, the Primary Servicer and the Company hereby acknowledge that this Agreement, the LSA and the documents delivered hereunder, thereunder or in connection with, including, without limitation, any information relating to any member of the Lender Group, contains confidential and proprietary information. Unless otherwise required by applicable law, each of the Originators, the Primary Servicer and the Company hereby agrees to maintain the confidentiality of this Agreement (and all drafts, memos and other documents delivered in connection therewith including, without limitation, any information relating to any member of the Lender Group delivered hereunder or under the LSA) in communications with third parties and otherwise and to take all reasonable action to prevent the unauthorized use or disclosure of and to protect the confidentiality of such confidential information; PROVIDED, that such confidential information may be disclosed to (i) the Originators' and Company's legal counsel, accountants and auditors, (ii) the Agent, the Lender, the Primary Servicer, each member of the Lender Group, investors in and creditors of the Lender, appropriate rating agencies with respect to the Lender, and each of their respective legal counsel, accountants and auditors, (iii) any Person, if such information otherwise becomes available to such Person or publicly available through no fault of any party governed by this Section 7.06, (iv) any Governmental Entity requesting such information, and (v) to any other Person with the written consent of the applicable party, which consent shall not be unreasonably withheld, and PROVIDED FURTHER that the Originators shall not disclose such confidential information to any financial adviser except with the consent of the Agent.

         (b) Each of the Originators, the Primary Servicer and the Company understands and agrees that the other or the Lender Group may suffer irreparable harm if the obligations under this Section 7.06 are breached and that monetary damages shall be inadequate to compensate the injured party for such breach. Accordingly, each of the Originators, the Primary Servicer and the Company agrees that, in the event of their respective breach of Section 7.06(a), the injured party, in addition and not in limitation of its rights and remedies under law, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction to prevent or restrain any such breach.

         (c) All parties hereto agree to comply with all applicable state or federal statutes or regulations relating to patient medical record confidentiality.

         ss.7.07. TERM AND TERMINATION. This Agreement shall continue in full force and effect from the date hereof until the Final Payment Date; PROVIDED, HOWEVER, that, with respect to any Transferred Batches transferred prior to the Final Payment Date and not repurchased pursuant to Section 6.01, the occurrence of the Final Payment Date shall not terminate any security interest of the Company hereunder, nor shall it relieve or discharge any of the Originators, the Primary Servicer or the Company of or from their respective duties, obligations or covenants hereunder and all the terms, provisions and conditions of this Agreement shall remain in effect for such purpose until such obligations have been satisfied and performed in full. Upon the satisfaction in full of all the obligations, the Company shall deliver all assignments, certificates, releases, notices and other documents at the Originators' expense, as the Originators may reasonably request to effect such termination.

         ss.7.08. SALE TREATMENT. The Originators and the Company have structured the transactions contemplated by this Agreement with respect to each Purchased Batch as a sale and with respect to each Batch Account that is not a Purchased Account as a contribution constituting a full and complete transfer of ownership, and intend that such transactions constitute a sale or full and complete transfer of ownership, and each of the Originators and the Company agree to treat each such transaction as a sale or full and complete transfer of ownership for all purposes, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Originator will advise all persons inquiring about the ownership of the

Batch Accounts that all Batch Accounts have been sold or contributed to the Company. The Originators will pay all taxes (excluding income or franchise taxes of the Company), if any, relating to the transactions contemplated under this Agreement, including, without limitation, the sale, transfer and contribution of each Transferred Batch to the Company.

         ss.7.09. GRANT OF SECURITY INTEREST. In the event that, contrary to the mutual intent of the Originators and the Company, any purchase of a Purchased Batch is not characterized as a sale, each Originator shall, effective as of the date hereof, be deemed to have granted (and each Originator hereby does grant) to the Company a first priority security interest in and to any and all present and future Batch Accounts and the proceeds thereof to secure the repayment of all amounts paid to the Originators hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, the Company may at its option exercise from time to time any and all rights and remedies available to it under the UCC or otherwise. Each Originator agrees that five Business Days shall be reasonable prior notice to the applicable Originator or to the Primary Servicer on behalf of such Originator of the date of any public or private sale or other disposition of all or any of the Batch Accounts.

         ss.7.10. NO LIABILITY OF THE COMPANY. Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Company of any obligation to an Obligor or a patient/customer of any Originator.

         ss. 7.11. ATTORNEY-IN-FACT. Each Originator hereby irrevocably designates and appoints the Company, the Primary Servicer, the Master Servicer and each member of the Lender Group, to the extent permitted by applicable law and regulation, as such Originator's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority to (i) endorse or sign such Originator's name to financing statements, remittances, invoices, assignments, checks (other than payments from Governmental Entities), drafts or other instruments or documents in respect of the Batch Accounts, (ii) notify Insurers to make payments on the Batch Accounts directly to the Company, and
(iii) bring suit in such Originator's name and settle or compromise such Batch Accounts as the Company, the Primary Servicer, the Master Servicer or any member of the Lender Group may, in its discretion, deem appropriate.

         ss.7.12. ENTIRE AGREEMENT: SEVERABILITY. (a) This Agreement, including all exhibits hereto, embodies the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

         (b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

         ss. 7.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF); PROVIDED HOWEVER, THAT PROVISIONS OF THE FLORIDA UCC OR, WITH RESPECT TO BUILDING BLOCKS HOME HEALTH SERVICES, INC., CALIFORNIA UCC, GOVERN THE CREATION AND PERFECTION OF SECURITY INTERESTS GRANTED PURSUANT TO SECTION 6.04 AND SECTION 7.09 HEREOF.

         ss.7.14. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF. EACH OF THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH SUCH PARTY FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE OTHER PARTY FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

         ss.7.15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         ss.7.16. NO PROCEEDINGS. Each of the Originators hereby agrees that it will not institute against the Company or the Lender any proceeding of the type referred to in Section 5.03(g) so long as any senior indebtedness issued by the Company or the Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

         ss.7.17. SURVIVAL OF TERMINATION. The provisions of Article VI (and the representations and warranties with respect thereto) (other than Section 6.04) and Sections 7.05, 7.06, 7.10 and 7.17 shall survive any termination of this Agreement.

         ss.7.18. ADDITION. REMOVAL AND SUSPENSION OF ORIGINATORS. (a) Subject to the conditions set forth below, upon 30-days' prior written request from time to time of the Primary Servicer, the Company hereby agrees to the adding of other Persons designated by the Primary Servicer as additional Originators hereunder (each such event, an

"ADDITION"); PROVIDED, THAT, in the reasonable commercial judgment of the Company and its designees and assignees):

         (i) no Group-Wide Event of Termination is existing and the proposed Addition shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination;

         (ii) as of the effective date of such Addition, such applicable conditions precedent set forth in Sections 4.01 and 4.02 hereto shall have been fulfilled with respect to such Person;

         (iii) as of the effective date of such Addition, each applicable representation and warranty set forth in Section 5.01 hereto shall be true and correct in all material respects with respect to such Person;

         (iv) if such Person is not an Affiliate of the Primary Servicer, the Company shall have determined that such Person will be able to perform the Primary Servicer Responsibilities, or have waived such requirement in writing;

         (v) the Company shall have received a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the sole discretion of the Master Servicer, to effectuate the transactions and information transfers under this Agreement with respect to the Addition are fully operational to the satisfaction of the Master Servicer and the Master Servicer shall have received an interface fee for each additional computer interface;

         (vi) such Person shall execute such agreements, instruments and documents as the Company may reasonably request, in form and substance satisfactory to the Company to effectuate the Addition, including without limitation (x) an amendment to this Agreement whereby such Person agrees to be bound by the terms of this Agreement, and (y) financing statements covering Accounts that such Person may sell or contribute to the Company; and

         (vii) the Company and its assigns shall have been provided with such information (whether financial or otherwise) and time necessary and desirable (in the sole discretion of the Company and its assigns) to make the assessments under clauses (i), (ii) and (iii).

         (b) Subject to the conditions set forth below, upon 30-days' prior written request from time to time of the Primary Servicer, the Company hereby agrees to the removal of any Originator designated by the Primary Servicer from time to time (each such event, a "REMOVAL"); PROVIDED, THAT, in the reasonable commercial judgment of the Company (and the Lender as its assignee):

         (i) no Group-Wide Event of Termination is existing and the proposed Removal shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination;

         (ii) on or prior to the effective date of such Removal (x) all Accounts contributed or sold by such Originator to the Company shall be repurchased by such Originator as if such Accounts were Denied Accounts and payment in full shall have been received by the Company, or (y) all rights and obligations in respect of Accounts contributed or sold by such Originator to the Company shall be transferred to another Originator;

         (iii) after giving effect to such Removal, the aggregate minimum Net Worth of the remaining Originators hereunder shall (x) equal at least $10,000,000, and (y) not have decreased as a result of the Removal (combined with all other Removals) by greater than 10%;

         (iv) such Person shall execute such agreements, instruments and documents as the Company may reasonably request, in form and substance satisfactory to the Company to effectuate the Removal, including without limitation an amendment to this Agreement effectuating such Removal;

         (v) the Company and the Lender, as its assignee, have been provided with such information (whether financial or otherwise) and time necessary and desirable (in the sole discretion of the Company and the Lender, as its assignee) to make the assessments under clauses (i), (ii), (iii) and (iv) above; and

         (vi) such Person shall withdraw as a member of the Company; PROVIDED, HOWEVER, that such Originator's capital account as a member of the Company shall not be paid out until the date of termination of this Agreement as set forth in
Section 7.07 herein.

         (c) Company hereby agrees to the suspension of any Originator designated by the Primary Servicer from time to time (each such event a "SUSPENSION"); PROVIDED, THAT in the reasonable commercial judgment of the Company (and the Lender as its assignee), no Group-Wide Event of Termination is existing and the proposed Suspension shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination. For the period of the Suspension, such suspended Originator shall be deemed not to be an Originator for the purpose hereof or for the purposes of the LSA. Such Suspension shall cure any breach of a covenant, representation or warranty by such suspended Originator, PROVIDED, THAT such cure shall not be deemed, in and of itself, to cure a Group-Wide Event of Termination and not reasonably be expected to cure a Group-Wide Event of Termination.

         ss.7.19. JOINT AND SEVERAL LIABILITY: ORIGINATORS. Each Originator agrees that each reference to "the Originators" in this Agreement shall be deemed to refer to each such

Originator jointly and severally. Each Originator (i) shall be jointly and severally liable for the obligations, duties and covenants under this Agreement and the acts and omissions of each other such Originator including, without limitation, under Article V hereof, and (ii) jointly and severally makes each representation and warranty under this Agreement; PROVIDED, HOWEVER, that the breach of an obligation, duty, covenant, representation or warranty by one Originator shall not result in an Event of Termination with respect to any other Originator unless such breach constitutes a Group-Wide Event of Termination.

         ss.7.20. ACCOUNTING INFORMATION. Each Originator authorizes the Company and the Lender Group to discuss the financial condition of such Originator with its Independent Public Accountant and agrees that such discussion or communication shall be without liability to the Company, any of the Lender Group or the Independent Public Accountants. Each Originator shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection, and authorizing the Company and the Lender Group to rely on financial statements of the Originator issued by such accountants, which letter shall be acknowledged and consented to in writing by such accountants.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATORS:                      AMERICAN ENTERPRISE SOLUTIONS, INC.,

                                  By:/s/ ANTHONY F.MANISCALCO
                                     ----------------------------------
                                  Name: Anthony F. Maniscalco
                                  Title: C.O.O.

                                  Address: 6800 N. Dale Mabry Highway
                                           Suite 100
                                           Tampa, FL 33614
                                  Facsimile Number:
                                                   ---------------------

                                  Provider Identification
                                  Number:
                                         -------------------------------

                                  Assumed/Trade Names:
                                                      ------------------

                                  BUILDING BLOCKS HOME HEALTH
                                  SERVICES, INC.

                                  By:/s/ CATHERINE PROPHET
                                    ------------------------------------
                                  Name: Catherine Prophet
                                  Title: President/CEO

                                  Address: 4100 Campres Ste. 230
                                          ------------------------------
                                           Newport Beach, CA 92660
                                          ------------------------------
                                  Facsimile Number 949-752-6933
                                                  ----------------------

                                  Provider Identification
                                  Number: 33-0596438
                                         -------------------------------

                                  Assumed/Trade Names: Building Blocks
                                                      ------------------
                                                  Pediatric Home Health Services

                                  HEALTH CENTERS OF EXCELLENCE, INC.

                                  By: /s/ BENEDICT S. MANICOLCO
                                     -----------------------------------
                                  Name:
                                  Title:

                                  Address: 2727 W. Dr. Martin Luther King, Jr.
                                           Blvd., Suite 800
                                           Tampa, FL 33607

                                  Facsimile Number: (813) 870-0884
                                                   -----------------------

                                  Provider Identification
                                  Number: 59-3472530
                                         ---------------------------------

                                  Assumed/Trade Names:
                                                      --------------------


                                  NATIONAL DIAGNOSTICS, INC.

                                  By: /s/ CURTIS L. ALLISTON PRESIDENT
                                     -------------------------------------
                                  Name: Curtis L. Alliston
                                  Title: President

                                   Address: 6800 N. Dale Mabry Highway
                                            Suite 100
                                            Tampa, FL 33614

                                  Facsimile Number: (813) 882-8704
                                                   -----------------------
                                  Provider Identification
                                  Number: 59-3248917
                                         ---------------------------------

                                  Assumed/Trade Names:
                                                      --------------------

                                  BRANDON DIAGNOSTIC CENTER, LTD.


                                  By: /s/ CURTIS L. ALLISTON
                                     -------------------------------------
                                  Name:
                                  Title: President

                                  Address:
                                          --------------------------------

                                          --------------------------------

                                  Facsimile Number:
                                                   -----------------------

                                  Provider Identification
                                  Number:
                                         ---------------------------------

                                  Assumed/Trade Names:
                                                      --------------------


                                  SUNPOINT DIAGNOSTIC CENTER, INC.


                                  By: /s/ CURTIS L. ALLISTON
                                     -------------------------------------
                                  Name:
                                  Title: President

                                  Address:
                                          --------------------------------

                                          --------------------------------

                                  Facsimile Number:
                                                   -----------------------

                                  Provider Identification
                                  Number:
                                         ---------------------------------

                                  Assumed/Trade Names:
                                                      --------------------

                                  NATIONAL DIAGNOSTICS/ORANGE PARK, INC.


                                  By: /s/ CURTIS L. ALLISTON
                                     -------------------------------------
                                  Name:
                                  Title: President

                                  Address:
                                          --------------------------------

                                          --------------------------------

                                  Facsimile Number:
                                                   -----------------------

                                  Provider Identification
                                  Number:
                                         ---------------------------------

                                  Assumed/Trade Names:
                                                      --------------------

                                  NATIONAL DIAGNOSTICS/RIVERSIDE, INC.


                                  By: /s/ CURTIS L. ALLISTON
                                     -------------------------------------
                                  Name:
                                  Title: President

                                  Address:
                                          --------------------------------

                                          --------------------------------

                                  Facsimile Number:
                                                   -----------------------

                                  Provider Identification
                                  Number:
                                         ---------------------------------

                                  Assumed/Trade Names:
                                                      --------------------

COMPANY:                          AES FUNDING CORP.



                                  By: /s/ ANTHONY F. MANISCALCO
                                     -------------------------------------
                                  Name: Anthony F. Maniscalco
                                  Title: President

                                  Address: 6800 N. Dale Mabry Highway
                                           Suite 100
                                           Tampa, FL 33614

                                  Facsimile Number: (813) 882-8704